INDENTURE, dated as of February 20, 1998 by and between TELIGENT, INC., a Delaware corporation duly organized and existing under the laws of the State of (herein called the "Company"), having its principal office at 8065
Leesburg Pike, Vienna, VA 22182, and FIRST UNION NATIONAL BANK, a national banking association (herein called the "Trustee").

                            RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of 11 1/2% Senior Discount Notes due 2008 (herein called the "Initial Notes"), and its
11 1/2% Series B Senior Discount Notes due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Company has outstanding 11 1/2% Senior Notes due 2007 (the "Senior Notes") issued pursuant to an indenture dated November 26, 1997 (the "Senior Notes Indenture"), and the Notes governed hereby will rank pari passu in right of payment with the Senior Notes. The Trustees is also the trustee under the Senior Notes Indenture.

        Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:



                                    ARTICLE ONE

                          DEFINITIONS AND OTHER PROVISIONS
                               OF GENERAL APPLICATION

        SECTION 101.  Definitions.
                      -----------
        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

        (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

        (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

        (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Article Ten, are defined in that Article.

        "Accounts Receivable Subsidiary" means any Restricted Subsidiary of the Company that is, directly or indirectly, wholly owned by the Company (other than directors' qualifying shares) and organized for the purpose of and engaged in (i) purchasing, financing, and collecting accounts receivable obligations of customers of the Company or its Restricted Subsidiaries, (ii) the sale or financing of such accounts receivable or interests therein and
(iii) other activities incident thereto.

        "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at Stated Maturity of Notes:

        (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

                                                               Accreted
        Semi-Annual Accrual Date                                Value
        ---------------------------------------------------------------

        Issue Date .................................            $569.78
        September 1, 1998 ..........................             604.61
        March 1, 1999 ..............................             639.37
        September 1, 1999 ..........................             676.14
        March 1, 2000 ..............................             715.02
        September 1, 2000 ..........................             756.13
        March 1, 2001 ..............................             799.61
        September 1, 2001 ..........................             845.59
        March 1, 2002 ..............................             894.21
        September 1, 2002 ..........................             945.63
        March 1, 2003 ..............................           $1000.00;


        (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is 180; and

        (iii)  if the Specified Date is after March 1, 2003, $1,000.

        "Acquired Debt" means Debt of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person; provided that, for the purposes of
Section 1010, such Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

        "Act", when used with respect to any Holder, has the meaning specified in Section 104.


        "Affiliate" means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any
                                      --------
Person that owns directly or indirectly 10% of more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) shall be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director (or equivalent) of such Person.

        "Arrangement Commitment Letter" means the commitment letter among Northern Telecom, Inc. and the financial institutions acting as arrangement agents thereunder setting forth the terms and conditions under which the arranging agents will provide the facility contemplated by the Financing Commitment Letter and underwrite and arrange the syndication of such facility.

        "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, by way of sale-and-leaseback and dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries to any Person other than to such Person or its Restricted Subsidiaries in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of another Person (other than directors' qualifying shares) or (ii) any other property or assets of such Person or any of its Restricted Subsidiaries other than sales of property or assets in the ordinary course of business and consistent with past practices. For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale when the last such transaction that is a part thereof is effected, provided that such last transaction is effected
                          --------
within 12 months of the first such transaction. For purposes of Section [1016], the term "Asset Sale" (i) when used with respect to the Company, shall exclude any asset disposition permitted pursuant to Article Eight that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, (ii) shall exclude any Asset Sale of less than or equal to $2.0 million, (iii) shall exclude sales of Eligible Cash Equivalents and Permitted Temporary Investments, and
(iv) shall exclude any sale, conveyance, disposition or other transfer of the Capital Stock of an Unrestricted Subsidiary or other Investment described in clause (iv) of the definition of Restricted Payment, provided
                                                                  --------
that such Investment was permitted by the terms of this Indenture. Notwithstanding the provisions of Section 1016, the Company and its Restricted Subsidiaries may (a) sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable, (b) create or assume Liens (or permit any foreclosure thereon) securing Debt to the extent that such Lien does not violate Section 1011, and (c) sell, convey, transfer, lease or otherwise dispose of accounts receivable to an Accounts Receivable Subsidiary or to Persons that are not Affiliates of the Company or any Subsidiary of the Company in the ordinary course of business, including in connection with financing transactions.


        "Asset Sale Offer" has the meaning set forth in Section 1016.

        "Attributable Debt" means, with respect to an operating lease included in any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

        "Average Life" means, as of any date, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property of such Person that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

        "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than
50% of the total Voting Capital Stock of the Company; provided that
                                                      --------
Permitted Holders do not otherwise control the election of a majority of the Board of Directors of the Company; (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Capital Stock of the Company is converted into or exchanged for cash, securities or other property, and immediately after such transaction a "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than
50% of the total Voting Capital Stock of the surviving or transferee Person; provided that Permitted Holders do not otherwise control the election of a
--------
majority of the Board of Directors of the Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the members of the Company was approved by (a) one or more Permitted Holders or
(b) a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 66_% of the Board of Directors then in office; and
(iv) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company.

        "Closing Date" means the date on which the Notes originally are issued under this Indenture.


        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" means, with respect to the Company, the Class A Common Stock, the Class B Common Stock or any similar common stock of the Company.

        "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an officer of the Company, and delivered to the Trustee.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Debt (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest, and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on preferred stock or preferred equity interests of such Person and of its Restricted Subsidiaries (if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; and (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty in connection with redeeming or retiring any Debt of such Person and its Restricted Subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.


        "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom,
                      --------
without duplication, (a) all items classified as extraordinary, (b) any net income or loss of any Person other than such Person and its Restricted Subsidiaries, except with respect to net income to the extent of the amount of dividends or other distributions actually paid in cash to such Person or its Restricted Subsidiaries by such other Person during such period, (c) the net income or loss of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (d) gains or losses in respect of any sale, transfer or disposition of assets other than in the ordinary course of business by such Person or its Restricted Subsidiaries, (e) the net income or loss of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person at the time is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid or that could have been paid by such Restricted Subsidiary to such Person in compliance with such restrictions, (f) any non-cash, nonrecurring charges,
(g) any non-cash compensation charge arising from any grant of stock options and (h) any gain or loss, net of taxes, realized on the termination of an employee pension benefit plan.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 901 E. Cary Street, 2nd Floor, Richmond, Virginia 23219 except that, with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

        "Corporation" includes corporations, associations, companies and business trusts.

        "Credit Agreement" means a secured or unsecured credit agreement providing for revolving credit loans, term loans and/or letters of credit between the Company and one or more lenders, as such agreement may be amended, modified, supplemented, refunded, refinanced, restructured, renewed, repaid or replaced from time to time (whether in whole or in part, whether with the original agent or lenders or other agents or lenders or otherwise and whether provided pursuant to the facility contemplated by the Financing Commitment Letter or otherwise).

        "Currency Hedge Obligations" means the obligations of any Person, whether or not incurred in the ordinary course of business, pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement.


        "Debt" means at any time (without duplication), with respect to any Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of property, assets or businesses, excluding trade accounts payable arising in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,
(iv) any obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business that in either case are not more than 90 days overdue or are being contested in good faith), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such service, (v) any Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Redeemable Capital Stock of such Person at the date of determination, (vii) to the extent not otherwise included in this definition of "Debt", any Interest Swap Obligations or Currency Hedge Obligations of such Person at the date of determination, (viii) Attributable Debt of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (ix) preferred stock of a Restricted Subsidiary of such Person, and (x) to the extent not otherwise included in this definition of "Debt", any obligation of the type referred to in clauses (i) through (ix) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed, or the payment of which is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property or assets owned by such Person, provided, however,
                                                         --------  -------
if the obligations secured by a Lien (other than a Permitted Lien not securing any liability that would itself constitute Debt) on any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Debt for purposes of this definition shall be limited to the lesser of the amount of Debt secured by such Lien or the value of the property subject to such Lien. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Capital Stock is not then
--------  -------
permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Stock. The principal amount outstanding of any Debt issued with original issue discount is the accreted value of such Debt and Debt shall not include any liability for federal, state, local or other taxes. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date.


        "Debt Securities" means any debt securities (including any Guarantee of such securities) issued by the Company and/or any Restricted Subsidiary in connection with a public offering (whether or not underwritten) or a private placement (provided such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its Affiliates to ten or more beneficial holders); it being understood that the term "Debt Securities" shall not include any evidence of indebtedness under the Credit Agreement or other commercial bank borrowings or similar borrowings (including the facility contemplated by the Financing Commitment Letter), recourse transfers of financial assets, capital leases or other types of borrowings incurred in a manner not customarily viewed as a "securities offering", or any Guarantees in respect of any of the foregoing.

        "Debt to Annualized EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Debt of the Company and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the two preceding fiscal quarters for which financial information is available immediately prior to the date of determination multiplied by two; provided that any Debt incurred or retired
                                 --------
by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the transaction date occurs shall be calculated as if such Debt was so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided further that if the
                                            -------- -------
transaction giving rise to the need to calculate the Debt to Annualized EBITDA Ratio would have the effect of increasing or decreasing Debt or EBITDA in the future, Debt or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such two fiscal quarter period preceding the date of determination, and (y) if during such two fiscal quarter period, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale of any company, entity or business, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the company, entity or business that is the subject of such Asset Sale and any related retirement of Debt as if such Asset Sale and related retirement of Debt had occurred on the first day of such period or (z) if during such two fiscal quarter period the Company or any of its Restricted Subsidiaries shall have acquired any company, entity or business, EBITDA shall be calculated on a pro forma basis as if such acquisition and related financing had occurred on the first day of such period.

        "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

        "Defaulted Interest" has the meaning specified in Section 307.

        "Depositary" shall mean The Depository Trust Company, its nominees, and their respective successors.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who has no material direct or indirect financial interest in or with respect to such transaction or series of related transactions. For purposes of this definition, no Person would be deemed not to be a Disinterested Director solely because such Person or an Affiliate of such Person holds Capital Stock of the Company.

        "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense including without limitation, amortization of goodwill and other intangibles, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its stated maturity and (vi) any non-cash charges excluded in calculating Consolidated Net Income less any non-cash charges added to the calculation of Consolidated Net Income (excluding in each case any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).


        "Eligible Cash Equivalents" means (i) United States dollars,
(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year and one day from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank(s) domiciled in the United States or in any member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated no lower than P-2 or the equivalent thereof by Moody's Investors Service, Inc. or no lower than A-2 or the equivalent thereof by Standard & Poor's Rating Services or corporate notes, bonds or medium term notes rated no lower than A-2 or the equivalent thereof by Moody's Investors Service, Inc. or no lower than A or the equivalent thereof by Standard & Poor's Ratings Services, and in each case maturing within one year and one day after the date of acquisition, (vi) direct obligations issued by any state of the United States or any political subdivision of any such state or political instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition, having a rating of A from Standard & Poor's Ratings Services or A-2 from Moody's Investors Service, Inc., (vii) asset-backed securities with an Average Life equal to or less than one year and one day from the time of acquisition and rated no lower than Aaa or the equivalent thereof by Moody's Investors Service, Inc. or AAA or the equivalent thereof by Standard & Poor's Ratings Services, and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii).

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to Additional Interest (as defined in the Note) shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

        "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

        "Fair Market Value" means, with respect to any asset or property, the sale value that could be obtained in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and as of the date on which such determination is made.

        "Federal Communications Commission" means the Federal
Communications Commission, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

        "Financing Commitment Letter" means the commitment letter between the Company and Northern Telecom, Inc. setting forth the anticipated terms and conditions under which Northern Telecom, Inc. will provide loans to the Company in an aggregate amount of up to $780.0 million that will be used to provide working capital and finance the purchase of certain telecommunications system equipment, software and services subject to the Arrangement Commitment Letter.


        "GAAP" means United States generally accepted accounting
principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided, however, that, except as otherwise
                              --------  -------
specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP in effect at the time of preparation of, and in accordance with the GAAP used to prepare, the historical financial statements of the Company on the Issue Date.

        "Global Notes" has the meaning set forth in Section 201.

        "Guarantee" means, as applied to any obligation of another
Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the obligations of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation of another Person (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

        "Holder" means a Person in whose name a Note is registered in the Note Register.

        "incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person; provided that neither the accrual of interest nor the accretion of
        --------
original issue discount shall be considered an incurrence of Debt (and "incurrence", "incurred", "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided further that a change in GAAP that
                               -------- -------
results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt. Debt otherwise incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time at which it becomes a Restricted Subsidiary.

        "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Initial Notes" has the meaning specified in the recitals to this Indenture.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

        "Interest Swap Obligations" means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement.

        "Invested Capital" means the sum of (a) 15% of the aggregate net cash proceeds received by the Company (or its predecessor) from the issuance of (or capital contributions with respect to) any Qualified Capital Stock,
(b) the aggregate net cash proceeds received by the Company from the issuance of (or capital contributions with respect to) any Qualified Capital Stock (including preferred stock but only if any redemption thereof is permitted only after the Stated Maturity of the Notes) or Subordinated Stockholder Debt subsequent to the Issue Date, other than the issuance of Qualified Capital Stock to a Restricted Subsidiary of the Company, and (c) all net cash proceeds from the sales of Redeemable Capital Stock of the Company or Debt securities of the Company convertible into Qualified Capital Stock of the Company, in each case upon such redemption or conversion thereof into Qualified Capital Stock; provided, however, that Invested
                                      --------  -------
Capital shall be excluded from any computation thereof to the extent utilized to make a Restricted Payment.

        "Investment" by any Person means any direct or indirect loan, advance (or other extension of credit, including any Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any other payments for property or services for the account or use of others), the purchase or acquisition of any Capital Stock, bonds, notes, debentures or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the businesses or assets or stock or other evidence of beneficial ownership of, any Person or making of any Investment in any Person. Investments shall exclude accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

        "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

        "Lien" means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, preference, priority or other encumbrance on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Maturity", when used with respect to a Note, means the date on which the principal of such Note becomes due and payable as provided therein or herein, whether at the Stated Maturity, on the purchase date established pursuant to the terms of this Indenture with regard to a Change of Control Offer or an Asset Sale Offer, as applicable, or by declaration of acceleration, call for redemption or otherwise.


        "Net Cash Proceeds" means, (a) with respect to Asset Sales of any property or other assets by a Person or its Restricted Subsidiaries, cash and cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries,
(ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Debt or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such Asset Sale, (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction, and
(iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that, in the event that any consideration for a
            --------
transaction (that otherwise would constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment shall be made or is reserved pursuant to clause (iv) above, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow or ceases to be reserved, and provided that any non-cash
                                          --------
consideration received in connection with any transaction that is subsequently converted to cash shall be deemed to be Net Cash Proceeds at such time, for purposes of an Asset Sale and shall thereafter be applied in accordance with Section 1016, and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. For purposes of the preceding clause (b) the value of the aggregate Net Cash Proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Debt or Redeemable Capital Stock, shall be the Net Cash Proceeds received upon the issuance of such Debt or Redeemable Capital Stock plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

        "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

        "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

        "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which certificate shall comply with this Indenture.

        "Offshore Global Note" has the meaning set forth in Section 201.

        "Offshore Physical Note" has the meaning set forth in Section 201.

        "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

        "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

        (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;


        (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that,
                                                                --------
        if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

        (iii) Notes, except to the extent expressly provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

        (iv) Notes that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the
--------  -------
requisite principal amount at Stated Maturity of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

        "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.



        "Permitted Debt" means (a) Vendor Debt in an aggregate principal amount not to exceed $780.0 million outstanding at any one time; (b) Debt permitted to be borrowed under the Credit Agreement in an aggregate principal amount not to exceed $175.0 million outstanding at any time; (c) Telecommunications Assets Debt; (d) Debt under Interest Swap Obligations designed to protect against or manage the Company's or any of its Subsidiaries' exposure to fluctuations in interest rates, provided that such
                                                          --------
obligations are related to payment obligations on other Permitted Debt, and Currency Hedging Obligations entered into in the ordinary course of business and designed to protect against or manage the Company's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates;
(e) Debt of the Company to any of its Restricted Subsidiaries or Debt of a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company (but only so long as such Debt is held by a Person who is the Company or such a Restricted Subsidiary); (f) Debt in respect of
(1) letters of credit, bankers' acceptances or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes) or (2) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business; (g) Debt represented by the Notes and the Senior Notes, any Guarantees in respect thereof, and any Debt arising by reason of any Lien granted to secure any of the foregoing Debt; (h) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees, or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company, in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (i) Capital Lease Obligations in an aggregate principal amount outstanding at any time not to exceed $10.0 million; (j) Debt in existence on the Issue Date; (k) Debt arising from the honoring of a check, draft or similar instrument of a Person drawn against insufficient funds, provided that such Debt is extinguished within five
                    --------
Business Days of its incurrence; (l) Debt incurred (and refinancing of such
Debt) not to exceed, at any one time outstanding, two times the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Capital Stock (other than (1) Redeemable Capital Stock and (2) preferred stock that requires the accrual of dividends in cash prior to the Stated Maturity of the Notes) or Subordinated Stockholder Debt to a Person that is not a Subsidiary of the Company to the extent that such Net Cash Proceeds have not been used to make a Permitted Investment pursuant to clause (a) of the definition of "Permitted Investments", or to make a Restricted Payment pursuant to Section 1012, provided that such Debt does
                                             --------
not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; (m) any Debt incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Debt referred to in clauses (c), (g), (j),
(n), and (o) and not incurred in violation of this Indenture ("Refinancing Debt"), provided, however, that (1) the principal amount of such Refinancing
        --------  -------
Debt shall not exceed the principal amount of the Debt so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid, and the expenses incurred, in connection therewith), (2) with respect to Refinancing Debt of any Debt, if the Average Life of the Debt being renewed, extended, substituted, refunded, defeased, refinanced or replaced is equal to or greater than the Average Life of the Notes, the Refinancing Debt shall have an Average Life equal to or greater than the Average Life of the Notes and shall not mature prior to the Stated Maturity of the Notes, and (3) with respect to Refinancing Debt of any Debt, such Refinancing Debt shall rank no more senior (including as a result of structural subordination of the Notes), and shall be at least as subordinated, in right of payment to the Notes as the Debt being renewed, extended, substituted, refunded, defeased, refinanced or replaced; (n) Debt incurred in connection with a prepayment or redemption of the Notes or the Senior Notes pursuant to a Change of Control), provided that the principal amount of such Debt does not
                    --------
exceed 101% of the principal amount at Stated Maturity of the Notes or the principal amount of the Senior Notes, prepaid (plus the amount of reasonable expenses incurred in connection therewith) and that such Debt (i) has an Average Life to stated maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (ii) does not mature prior to the Stated Maturity of the Notes; (o) Debt incurred if after giving pro forma effect to the incurrence and application of the proceeds thereof, the Debt to Annualized EBITDA Ratio would not equal or exceed 5 to 1 in the case of any such incurrence; (p) Debt of the Company or any of its Restricted Subsidiaries arising by reason of the recharacterization of the sale of accounts receivable to an Accounts Receivable Subsidiary; and (q) Subordinated Stockholder Debt.

        For purposes of determining compliance with, and any particular amount of Debt under, Section 1010, Guarantees, Liens or obligations with respect to letters of credit supporting Debt shall be disregarded (x) if otherwise included in the determination of such particular amount, or (y) if incurred by the obligor on such Debt, to the extent that any such Guarantee, Lien or letter of credit secures the principal amount of such Debt. For purposes of determining compliance with Section 1010, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in this definition of Permitted Debt, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

        For purposes of determining compliance with any Dollar-
denominated restriction on the incurrence of Debt denominated in a foreign currency, the Dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided
                                                                --------
that (x) the Dollar-equivalent principal amount of any such Debt outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Debt is incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt incurred to refinance other Debt, if incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

        Debt of any Person that is not a Restricted Subsidiary, which Debt is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Debt that is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

        "Permitted Holder" means each of Microwave Services Inc.,
Digital Services Corporation, Nippon Telegraph and Telephone Corporation, Alex J. Mandl and their respective Affiliates on the Issue Date.


        "Permitted Investments" means (a) Investments in an aggregate amount not to exceed the sum of (i) Invested Capital, (ii) the Fair Market Value of Qualified Capital Stock of the Company, Redeemable Capital Stock of the Company, or Debt securities of the Company convertible into Qualified Capital Stock of the Company, in the latter two cases upon such redemption or conversion thereof into Qualified Capital Stock of the Company, issued by the Company or any Restricted Subsidiary of the Company as consideration for any such Investments made pursuant to this clause (a), and (iii) in the case of the disposition or repayment of any Investment made pursuant to this clause (a) after the Issue Date (including by redesignation of an Unrestricted Subsidiary of the Company to a Restricted Subsidiary of the Company), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; (b) Permitted Temporary Investments; (c) Investments in assets used in the ordinary course of business; (d) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary of the Company provided
                                                                 --------
that such Restricted Subsidiary is engaged in a Telecommunications Business;
(e) Investments in trade receivables, prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (f) loans and advances to employees made in the ordinary course of business; (g) Interest Swap Obligations and Currency Hedge Obligations; (h) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 1016; (i) Investments in existence at the Issue Date and any extension, modification or renewal of any such Investment that does not increase the amount of such Investment; (j) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (k) any Investment by a Restricted Subsidiary of the Company or any Investment by the Company or a Restricted Subsidiary of the Company in a Restricted Subsidiary of the Company; (l) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of, or in connection with, the acquisition of such Person; and (m) Investments in or acquisitions of Capital Stock, Debt, securities or other property of Persons (other than Affiliates of the Company) received by the Company or any of its Restricted Subsidiaries in the bankruptcy or reorganization of or by such Person or any exchange of such Investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof.

        "Permitted Liens" means (a) Liens securing Vendor Debt and Debt incurred under the Credit Agreement, provided that such Debt was incurred in
                                     --------
compliance with clauses (a) and (b), respectively, of the definition of Permitted Debt; (b) Liens securing Telecommunications Assets Debt; (c) Liens on property of a Person existing at the time such Person is merged with or into, or consolidated with, the Company or becomes a Restricted Subsidiary of the Company (and not incurred in anticipation of such transaction); provided that such Liens are not extended to the property and assets of the
--------
Company and its Restricted Subsidiaries, other than the acquired Restricted Subsidiary; (d) Liens existing as of the Issue Date; (e) Liens on property or assets acquired by the Company or any of its Restricted Subsidiaries, provided that such Liens were not incurred in connection with, or in
--------
contemplation of such acquisition and do not extend to any other property or assets; (f) Liens in respect of Interest Swap Obligations and Currency Hedge Obligations permitted under the Indenture; (g) Liens in favor of the Company or any of its Restricted Subsidiaries; (h) Liens securing the Notes and the Senior Notes, or any Guarantees thereof; (i) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease; (j) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (l) Liens on the property or assets or Capital Stock of Accounts Receivable Subsidiaries and Liens arising out of any sale of accounts receivable in the ordinary course (including in connection with a financing transaction) to or by an Accounts Receivable Subsidiary or to Persons that are not Affiliates of the Company;
(m) Liens on the Pledged Securities in favor of the Senior Notes Trustee and the holders of the Senior Notes; and (n) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien (or any arrangement to which such Permitted Lien relates), provided that such new
                                                   --------
Lien, pledge or deposit is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien arose, could secure) the obligations to which such Liens relate.

        "Permitted Temporary Investments" means (a) all Eligible Cash Equivalents except that the term "not more than one year and one day after the date of acquisition" is changed to "not more than two years after the Issue Date" and (b) debt securities with an investment grade rating by Standard & Poor's Rating Services and Moody's Investors Service, Inc. issued by any Person and maturing within two years after the Issue Date.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability corporation or government or any agency or political subdivision thereof.

        "Physical Notes" has the meaning set forth in Section 201.

        "Pledged Securities" means the securities purchased by the Company with a portion of the net proceeds from the offering of the Senior Notes as set forth in the Offering Memorandum.

        "Predecessor Note" of any particular Note means every previous
Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

        "Private Placement Legend" has the meaning set forth in Section
202.

        "Proportionate Interest" in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (i) the numerator of which is the aggregate amount of all Investments in Capital Stock of such Restricted Subsidiary by the Company and (ii) the denominator of which is the aggregate amount of all Investments in Capital Stock of such Restricted Subsidiary by all Persons.

        "Qualified Capital Stock" of any Person means a class of Capital Stock other than Redeemable Capital Stock.

        "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

        "Redeemable Capital Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is required to be redeemed or is redeemable at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is exchangeable for Debt (other than at the option of such Person), in whole or in part, at any time prior to the Stated Maturity of the Notes.

        "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.


        "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 20, 1998 among the Company and the Initial Purchasers.

        "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

        "Regular Record Date", for the interest payable on any interest payment date, means the February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such interest payment date.

        "Regulation S" means Regulation S under the General Regulations of the Securities Act.

        "Replacement Assets" means, with respect to any Asset Sale, properties or assets that, as determined by the Board of Directors, as evidenced by a Board Resolution, are used or shall be used in the Telecommunications Business of the Company or a Restricted Subsidiary of the Company.

        "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee duly authorized and customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other duly authorized officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.


        "Restricted Payment" means (i) a dividend or other distribution declared and paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared and paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Capital Stock of the Company or such Restricted Subsidiary (and other than pro rata dividends or distributions on Qualified Capital Stock of such Restricted Subsidiaries), (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment to the Company or any Restricted Subsidiary of the Company) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary of the Company, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Debt of the Company, (iv) an Investment in any Person, including an Unrestricted Subsidiary, other than (a) a Permitted Investment,
(b) an Investment by the Company in a Restricted Subsidiary of the Company or (c) an Investment by a Restricted Subsidiary of the Company in the Company or a Restricted Subsidiary of the Company or (v) a payment of principal, interest or other payment on or in respect of Subordinated Stockholder Debt. For calculation purposes upon any Person becoming a Restricted Subsidiary of the Company, no investments in that Person shall be considered to be Restricted Payments.

        "Restricted Subsidiary" of any Person means (i) any corporation other than an Unrestricted Subsidiary more than 50% of the outstanding shares of Voting Stock of which is owned or controlled, directly or indirectly, by such Person or (ii) any limited partnership other than an Unrestricted Subsidiary of which such Person or any Restricted Subsidiary of such Person is a general partner or (iii) any other Person (other than a corporation or limited partnership) other than an Unrestricted Subsidiary in which such Person, or one or more other Restricted Subsidiaries of such Person, or such Person and one or more other Restricted Subsidiaries thereof, directly or indirectly, have more than 50% of the outstanding partnership or similar interests or have the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

        "Rule 144A" means Rule 144A under the General Regulations of the Securities Act.

        "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Notes" has the meaning set forth in the recitals herein.

        "Senior Notes Indenture" means the indenture dated November 26, 1997 by and between the Trustee and the Company governing the Senior Notes.


        "Senior Notes Trustee" means the Person named as the "Trustee" in the first paragraph of the Senior Notes Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Senior Notes Indenture, and thereafter "Senior Notes Trustee" shall mean such successor Trustee.

        "Shelf Registration Statement" means the Shelf Registration Statement, as defined in the Registration Rights Agreement.

        "Significant Restricted Subsidiary" means a Restricted
Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act, or that owns or holds a Federal Communications Commission license for the transmission of wireless telecommunications services.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

        "Stated Maturity", when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

        "Subordinated Debt" means Debt of the Company that is subordinated in right of payment to the Notes.

        "Subordinated Stockholder Debt" means Debt of the Company to a Permitted Holder, provided that, except to the extent expressly permitted by
                  --------
Section 1012, such Debt shall not (by its terms or by the terms of any security into which it is convertible or for which it is exchangeable) (including upon the happening of any event) pay principal, premium, if any, or interest (upon acceleration or otherwise) until the earlier of (a) six months after the Stated Maturity of the Notes and (b) the payment in full in cash of all the Notes and provided further that (i) such Debt shall be
                          --------
subordinated to the Notes pursuant to the terms of a Subordinated Note in the form attached hereto and (ii) the Company shall have delivered one or more opinions of counsel in the form attached hereto as to the validity and enforceability of such Subordinated Note.

        "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.


        "Subsidiary Guarantee" means a Guarantee of the Notes or the Senior Notes, as the case may be, by a Restricted Subsidiary and required pursuant to Section [1014] hereof.

        "Subsidiary Guarantor" means a Restricted Subsidiary that has executed a Subsidiary Guarantee.

        "Telecommunications Assets" means all assets, rights
(contractual or otherwise) and properties, whether tangible or intangible, used or useful in connection with a Telecommunications Business.

        "Telecommunications Assets Debt" means any Debt of the Company or any of its Restricted Subsidiaries to finance the acquisition, construction, expansion or development of Telecommunications Assets; provided that, at the time of incurrence, such Debt does not exceed 100% of
--------
the lesser of cost or Fair Market Value of the Telecommunications Assets to be so acquired, constructed, expanded or developed.

        "Telecommunications Business" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting or providing services relating to the transmission of voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business or (iii) evaluating, participating in or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above; provided that the
                                                          --------
determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

        "Transactions" means (i) the acquisition by the Company of all of the outstanding stock of FirstMark Communications, Inc. pursuant to a stock contribution agreement dated as of March 10, 1997 among Teligent, L.L.C., FirstMark Communications, Inc. and the sole stockholder of FirstMark Communications, Inc., (ii) the capital contributions in an aggregate amount of $60 million to Teligent, L.L.C. by the original members of Teligent, L.L.C., (iii) the contribution of Associated Communications of Los Angeles to Teligent, L.L.C. by The Associated Group, Inc., (iv) the assignment of certain licenses held by certain of the Company's members or affiliates to the Company, (v) the grant by the Federal Communications Commission of pending applications to provide 24 GHz wireless services in Boston, MA and New York, NY, (vi) the investment by Nippon Telegraph and Telephone Corporation of $100.0 million in the Company pursuant to a securities purchase agreement dated September 30, 1997 between the Company and Nippon Telegraph and Telephone Corporation and (vii) the merger of Teligent, L.L.C. with and into the Company, with the Company surviving the merger.


        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in effect from time to time.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "U.S. Global Note" has the meaning set forth in Section 201.

        "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which securities, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation that is so specified and held, provided that (except
                                                     --------
as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

        "U.S. Physical Note" has the meaning set forth in Section 201.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the
Company (a) that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below), (b) that shall be engaged in the same or similar line of business as the Company and its Restricted Subsidiaries, and (c) all the Debt of which shall be non-recourse to the Company and its Subsidiaries other than its Unrestricted Subsidiaries and (ii) any Subsidiary of an Unrestricted Subsidiary; provided that notwithstanding clause (i)(c) above,
                         --------
the Company or a Restricted Subsidiary of the Company may Guarantee, endorse, agree to provide funds for the payment or maintenance of, or otherwise become directly or indirectly liable with respect to, Debt of an Unrestricted Subsidiary but only to the extent that the Company or such Restricted Subsidiary could make an Investment in such Unrestricted Subsidiary pursuant to Section 1012 and any such Guarantee, endorsement or agreement shall be deemed an incurrence of Debt by the Company for purposes of Section 1010. The Board of Directors of the Company may designate any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company that is not an Unrestricted Subsidiary (other than an Subsidiary of the type referred to in clause (ii) above). Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a "Revocation"); provided, however, that immediately after giving effect to such designation,
--------  -------
no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Sections 1010 and 1011, assuming the incurrence by the Company and its Restricted Subsidiaries at the time of such designation of all existing Debt and Liens of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary of the Company.

        "Vendor Debt" means any Debt incurred (x) pursuant to the facility contemplated by the Financing Commitment Letter and/or the Arrangement Commitment Letter or (y) pursuant to any agreement with one or more other vendors, suppliers or lessors of equipment (including any facility entered into with any vendor, supplier or lessor or any financial institution acting on behalf of any vendor, supplier or lessor as such agreement may be amended, modified, supplemented, refunded, refinanced, restructured, renewed or replaced from time to time (whether in whole or in part, whether with the original agent or lenders or other agents or lenders and whether provided under the original agreement or otherwise).

        "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

        SECTION 102.  Compliance Certificates and Opinions.
                      ------------------------------------

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

        (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        SECTION 103.  Form of Documents Delivered to Trustee.
                      --------------------------------------
        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon (x) a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous or (y) one or more certificates of public officials.


        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 104.  Acts of Holders.
                      ---------------
        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

        (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.


        (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

        (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

        SECTION 105.  Notices, Etc., to Trustee and Company.
                      -------------------------------------
        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

        (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
   Attention:  Corporate Trust Department, or

        (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

        SECTION 106.  Notice to Holders; Waiver.
                      -------------------------

        Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

        SECTION 107.  Effect of Headings, Table of Contents and Recitals.
                      --------------------------------------------------

        The Article and Section headings herein, the Table of Contents and the Recitals are for convenience only and shall not affect the construction hereof.

        SECTION 108.  Successors and Assigns.
                      ----------------------

        All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

        SECTION 109.  Separability Clause.
                      -------------------

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 110.  Benefits of Indenture.
                      ---------------------

        Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, (other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

        SECTION 111.  Governing Law.
                      -------------

        This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York (without giving effect to the conflict of laws principles thereof). The Trustee, the Company, and (by their acceptance of the Notes) the Holders, agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in the City of New York in any action or proceeding arising out of or relating to this Indenture or the Notes. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        SECTION 112.  Legal Holidays.
                      --------------

        In any case where any Interest Payment Date, date established for the payment of defaulted interest, Redemption Date, Change of Control Payment Date, Asset Sale Offer Purchase Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, date established for the payment of defaulted interest, Redemption Date, Change of Control Payment Date, Asset Sale Offer Purchase Date or at the Stated Maturity or Maturity; provided
                                                                --------
that no interest shall accrue for the period from and after such Interest Payment Date, date established for the payment of defaulted interest, Redemption Date, Change of Control Payment Date, Asset Sale Offer Purchase Date, Stated Maturity or Maturity, as the case may be.

        SECTION 113.  No Recourse Against Others.
                      --------------------------

        No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, controlling person of the Company or of a Subsidiary of the Company or of any successor Person of the Company or of a Subsidiary of the Company. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

        SECTION 114.  Exhibits and Schedules.
                      ----------------------

        All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

        SECTION 115.  Counterparts.
                      ------------

        This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        SECTION 116.  Duplicate Originals.
                      -------------------

        The parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 117.  Incorporation by Reference of TIA.
                      ---------------------------------

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA, have the meanings so assigned to them therein.


                                    ARTICLE TWO

                                    NOTES FORMS

        SECTION 201.  Forms Generally.
                      ---------------

        The Initial Notes shall be known as the "11 1/2% Senior Discount
Notes due 2008" and the Exchange Notes shall be known as the "11 1/2% Series B Senior Discount Notes due 2008", in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, law, governmental rule or regulation, depository rule or usage, or other customary usage or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

        The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.


        Initial Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Notes in substantially the form set forth herein and contain each of the legends set forth in Section 203 (collectively the "U.S. Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

        Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of a single global Note in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "Offshore Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided. Initial Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of permanent certificated Notes substantially in the form set forth herein (the "U.S. Physical Notes" and the "Offshore Physical Notes" respectively), as hereinafter provided.

        The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."

        SECTION 202.  Restrictive Legends.

        Unless and until the earlier of (A) the date which is two years
(or such shorter period of time as permitted by rule 144 under the Securities Act and any successor provision thereunder) after the later of the original issue date of the Initial Notes or the last day on which the company or any affiliate of the company was the owner of an Initial Note or
(B) the date that (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange
Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (x) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (y) the Offshore Physical Notes and the Offshore Global Note shall bear the Private Placement Legend:



   THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND
   (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR
   (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

        Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
   DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

   TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE DATED AS OF FEBRUARY 20, 1998 BETWEEN THE COMPANY AND FIRST UNION NATIONAL BANK AS TRUSTEE.

        SECTION 203.  Form of Face of Note and Exchange Note.
                      --------------------------------------
                                 TELIGENT, INC

               [Series B]* 11 1/2%  Senior Discount Notes due 2008

No. _____                                                  $__________

                                                         CUSIP No.____


        Teligent, Inc., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of __________ Dollars on

----------------------------
*    Include only for Exchange Notes

March 1, 2008 at the office or agency of the Company referred to below, and to pay interest thereon on March 1, 2003 and semi-annually thereafter, on March 1 and September 1 in each year, from March 1, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11 1/2% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date on which payment of such interest has been made or duly provided for. The principal of this Note shall not accrue interest until March 1, 2003 except in the case of a default in payment of the amount due at Stated Maturity, in which case the amount due on this Note shall bear interest at the rate borne by the Notes (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest
Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special
Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of
                                     --------  -------
interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

        The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

Issue Date:  February 20, 1998        Original issue discount under
                                      Section 1273
                                      of the Internal Revenue Code
                                      (for each $1,000 principal
                                      amount at maturity):  $1005.22

Issue Price (for each $1,000          Yield to Maturity:  11 1/2%
   Principal amount at
   maturity):  $569.78

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:              1998                      TELIGENT, INC.
        ------- ---,


                                               By
                                                 ---------------------
Attest:                                    Title:



Authorized Signature


        SECTION 204.  Form of Reverse of Note.
                      -----------------------

        This Note is one of a duly authorized issue of securities of the Company designated as its 11 1/2% [Series B]* Senior Discount Notes due 2008

----------------------
 *  Include only for Exchange Notes

(herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity to $440,000,000, that may be issued under a Senior Discount Notes Indenture (herein called the "Indenture") dated as of February 20, 1998 between the Company and First Union National Bank, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        The Notes are subject to redemption, upon not less than 30 nor more than 60 days' notice, at any time on or after March 1, 2003, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount at Stated Maturity set forth below if redeemed during the 12-month period beginning March 1 of the years indicated below, together in each case with accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture:

     Year..............................      Redemption Price
                                             ---------------
     2003 .............................           105.750%
     2004 .............................           103.833%
     2005 .............................           101.917%
     2006 and thereafter ..............               100%

        Upon the occurrence of a Change of Control, the Holder of this Note may require the Company, subject to certain limitations provided in the Indenture, to repurchase this Note at a purchase price in cash in an amount equal to (i) 101% of the Accreted Value of this Note as of the Change of Control Payment Date, if such Change of Control Payment Date occurs prior to March 1, 2003, or (ii) 101% of the principal amount at Stated Maturity of this Note as of the Change of Control Payment Date, if such Change of Control Payment Date occurs on or after March 1, 2003, plus accrued and unpaid interest, if any, to such Change of Control Payment Date.


        [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated February 20, 1998, among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 90th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) has not been declared effective on or prior to the 150th calendar day following the date of original issue of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) is not declared effective on or prior to the 180th calendar day following the date of original issue of the Notes, cash interest ("Additional Interest") will accrue and become payable on this Note (in addition to the accrual of original issue discount on this Note) at a rate per annum equal to one-quarter of one percent of the Accreted Value of the Note following such 90-day period in the case of (a) above, following such 150-day period in the case of (b) above or following such 180-day period in the case of
(c) above, which rate will be increased by an additional 0.25% per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate shall in
--------
no event exceed 1%. Such Additional Interest shall become payable semiannually on each March 1 and September 1, as applicable, following the periods set forth in clause (i), (ii) or (iii) above. Upon (x) the filing of the Exchange Offer Registration Statement after the 90-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period described in clause (c) above, the Additional Interest borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth above if the Company is otherwise in compliance with this paragraph; provided, however,
                                                        --------  -------
that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate will again be increased pursuant to the foregoing provisions.]*

        In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

        In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

--------------------------
 *   Include only for Initial Notes.

        If an Event of Default shall occur and be continuing, the principal of all the Notes and any accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture and in an amount equal to (i) the Accreted Value of the Notes as of the date on which the Notes first become due and payable, if such date occurs prior to March 1, 2003, or (ii) 100% of the principal amount at Stated Maturity of the Notes as of the date on which the Notes first become due and payable plus accrued and unpaid interest, if any, to such date, if such date occurs on or after March 1, 2003.

        The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount at Stated Maturity of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount at Stated Maturity of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount at Stated Maturity, will be issued to the designated transferee or transferees.


        The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount at Stated Maturity of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

        All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, controlling person of the Company or of a Subsidiary of the Company or of any successor Person of the Company or of a Subsidiary of the Company. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

        The Indenture and this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York (without giving effect to the conflict of laws principles thereof). The Trustee, the Company, and (by their acceptance of the Notes) the Holders agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in the City of New York, in any action or proceeding arising out of or relating to the Indenture of this Note.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).


        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Teligent, Inc., 8065 Leesburg Pike, Vienna, VA 22182, Attention: Chief Financial Officer.

        SECTION 205.  Form of Trustee's Certificate of Authentication.
                      -----------------------------------------------

        The Trustee's certificate of authentication shall be in substantially the following form:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

        Dated:  ____________________

        This is one of the Notes referred to in the within-mentioned
Indenture.

                                            FIRST UNION NATIONAL BANK,

                                                                as Trustee

                                            By
                                              ----------------------------
                                              Authorized Officer


        SECTION 206.  Form of Transfer Notice for the Notes.
                      -------------------------------------

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
---------------------------------

--------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


--------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                   [THE FOLLOWING PROVISION TO BE INCLUDED
                          ON ALL CERTIFICATES
                        REPRESENTING INITIAL NOTES]


        In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or February 20, 2000; i.e., the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                 Check One
                                 ---------
   [ ] this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                    or
                                    --
   [ ] this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 311 and 312 of the Indenture shall have been satisfied.


Date:
      ---------------------
                                         -----------------------------
                                         NOTICE:  The signature to this
                                         assignment must correspond with
                                         the name as written upon the face
                                         of the within-mentioned instrument
                                         in every particular, without
                                         alteration or any change
                                         whatsoever.


Signature Guarantee:
                    ----------------------------------
TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.


        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ------------------------          ----------------------------
                                        NOTICE:  To be executed by an
                                                 executive officer


       [THE FOLLOWING PROVISIONS SHALL APPLY TO ALL OF THE NOTES]
                      OPTION OF HOLDER TO ELECT PURCHASE


        If you wish to have this Note purchased by the Company pursuant to Section 1009 or Section 1016 of the Indenture, check the Box: [ ]

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 1009 or Section 1016 of the Indenture, state the amount (in original principal amount at Stated Maturity) below:


                         $                   .
                          -------------------

Date:
      ----------------------

Your Signature:
                ---------------------
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     ----------------------------

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                  ARTICLE THREE

                                    THE NOTES

        SECTION 301.  Title and Terms.
                      ---------------


        The aggregate principal amount at Stated Maturity of Notes that may be authenticated and delivered under this Indenture is limited to $440,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to
Section 303, 304, 305, 306, 906, 1012 or 1013.

        The Notes shall be known and designated as the "11 1/2% Senior
Discount Notes due 2008" and the Exchange Notes shall be known and designated as the "11 1/2% Series B Senior Discount Notes due 2008," in each case, of the Company. Their Stated Maturity shall be March 1, 2008 and they shall bear interest at the rate of 11 1/2% per annum from March 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in cash on March 1, 2003 and semi-annually thereafter on March 1 and September 1 in each year and at said Stated
Maturity until the principal thereof is paid or duly provided for.  The
Notes will be issued at a discount to their aggregate principal amount at maturity. The principal of the Notes shall not accrue interest until March
1, 2003 except in the case of a default in payment of the amount due at Stated Maturity, in which case the amount due on the Notes shall bear interest at the rate borne by the Notes (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided for. Interest on any overdue principal amount shall be payable on demand.

        The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at
                                               --------  -------
the option of the Company, interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

        Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to Section 1009. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 1016.

        The Notes shall be redeemable as provided in Article Eleven.

        SECTION 302.  Denominations.
                      -------------
        The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

        SECTION 303.  Execution, Authentication, Delivery and Dating.
                      ----------------------------------------------

        The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

        Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        On Company Order, the Trustee shall authenticate for original issue Initial Notes in an aggregate principal amount at Stated Maturity not to exceed $440,000,000. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount at Stated Maturity not to exceed $440,000,000; provided that such Exchange Notes shall
                                     --------
be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount at Stated Maturity in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

        Each Note shall be dated the date of its authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.


        In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount at Stated Maturity; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Outstanding Notes for Notes authenticated and delivered in such new name.

        SECTION 304.  Temporary Notes.
                      ---------------

        Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

        If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at Stated Maturity of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

        SECTION 305.  Registration, Registration of Transfer and Exchange.
                      ---------------------------------------------------

        The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

        Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount at Stated Maturity.

        At the option of the Holder, Notes may be exchanged for other
Notes of any authorized denomination and of a like aggregate principal amount at Stated Maturity, upon surrender of the Notes to be exchanged (including an exchange of Initial Notes for Exchange Notes), at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive; provided that no
                                                            --------
exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes have been cancelled by the Trustee.

        All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

        Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in the form attached to the Note or otherwise satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1012, 1013 or 1108 not involving any transfer.


        The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to issue, register, transfer or exchange any Note during a Change of Control Offer or an Asset Sale Offer, if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

        SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.
                      -------------------------------------------

        If (i)  any mutilated Note is surrendered to the Trustee, or
(ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount at Stated Maturity, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.

        Upon the issuance of any replacement Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every replacement Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.


        SECTION 307.  Payment of Interest; Interest Rights Preserved.
                      ----------------------------------------------

        Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 1002; provided, however, that each installment of interest may at
              --------  -------
the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

        Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:


        (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

        (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

        SECTION 308.  Persons Deemed Owners.
                      ---------------------

        Prior to and at the time of the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

        SECTION 309.  Cancellation.
                      ------------

        All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it. The Trustee shall provide the Company with a list of all Notes that have been cancelled from time to time as requested by the Company.

        SECTION 310.  Computation of Interest.
                      -----------------------

        Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

        SECTION 311.  Book-Entry Provisions for Global Notes.
                      --------------------------------------

        (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 203.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.


        (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except
(i) as otherwise set forth in Section 312 and (ii) U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph
(b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at Stated Maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

        (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

        (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 312, bear the Private Placement Legend.

        SECTION 312.  Transfer Provisions.
                      -------------------

        Unless and until the earlier of (A) the date which is two years
(or such shorter period of time as permitted by rule 144 under the Securities Act and any successor provision thereunder) after the later of the original issue date of the Initial Notes or the last day on which the Company or any affiliate of the Company was the owner of an Initial Note or
(B) the date on which (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

        (a) General. The provisions of this Section 312 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

        (b) Certain Definitions. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.


        As used in this Indenture, "Regulation S Certificate" means a Certificate substantially in the form set forth in Section 313; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 314; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        (c)  [Intentionally Omitted]

        (d)  Deemed Delivery of a Rule 144A Certificate in Certain
             -----------------------------------------------------
 Circumstances.
 --------------
A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (B) the transferor holds the Global Note and is transferring to a transferee that will take delivery in the form of the Global Note.

        (e)  Procedures and Requirements.  If the proposed transferor
holds:       ---------------------------

             (1) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:


                 (A) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;

                 (B) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall
             (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the aggregate principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                 (C) delivers a Regulation S Certificate, then the Note Registrar shall cancel such surrendered
             U.S. Physical Note and at the direction of the transferee, either:

                   (i)  register such transfer in the name of
                 such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                   (ii) if the proposed transferee is or is
                 acting through an Agent Member, record an increase in the aggregate principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

             In any of the cases described in this Section 312(e)(1)(A), (B) or (C)(i), the Note Registrar shall deliver to the transferor a new U.S. Physical Note duly registered in the name of such transferor in principal amount equal to the principal amount not being transferred, if any, of such surrendered U.S. Physical Note, as applicable.


             (2) a beneficial interest in the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                  (A) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the aggregate principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (B) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                  (C) delivers a Regulation S Certificate, then the Note Registrar shall (x) record a decrease in the aggregate principal amount of the U.S. Global
             Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                       (i)  register such transfer in the name of
                       such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease, or


                       (ii) if the proposed transferee is or is acting through an Agent Member, record an increase in the aggregate principal amount of the Offshore Global Note equal to the amount of such decrease.

             (3) an Offshore Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                  (A) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall
             (x) cancel such surrendered Offshore Physical Note,
             (y) record an increase in the aggregate principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (B)  where the proposed transferee is or is
             acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the aggregate principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (C) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A
             Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note; or

                  (D) does not make a request covered by Section 312(e)(3)(A), (B) or(C), then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

             In any of the cases described in this Section 312(e)(3), the Note Registrar shall deliver to the transferor a new Offshore Physical Note duly registered in the name of such transferor in principal amount equal to the principal amount not being transferred of such surrendered Offshore Physical Note, as applicable.

             (4)  a beneficial interest in the Offshore Global
Note, and the proposed transferee or transferor, as applicable:

                  (A) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall
              (x) record a decrease in the aggregate principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the aggregate principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (B)  where the proposed transferee is or is
              acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or


                  (C) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the aggregate principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (D) does not make a request covered by Section 312(e)(4)(A), (B) or (C), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the aggregate principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          (f)  Execution, Authentication and Delivery of Physical Notes.  In
               --------------------------------------------------------
   any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

          (g)Certain Additional Terms Applicable to Physical Notes.  Any
             -----------------------------------------------------
   transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (h)Transfers Not Covered by Section 312(e).  The Note Registrar
             ---------------------------------------
   shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.


          (i)General.  By its acceptance of any Note bearing the Private
             -------
   Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

          (j)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
   replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is at least two years after the original issue date of the Initial Note (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

          SECTION 313.  Form of Regulation S Certificate.
                        --------------------------------
                           Regulation S Certificate
                           ------------------------

To:   First Union National Bank
      901 East Cary Street
      Richmond, VA  23219

      Attention:   Corporate Trust Department

      Re:   Teligent, Inc. (the "Company")
            11 1/2% Senior Discount Notes due 2008 (the "Notes")
            ---------------------------------------------------

Ladies and Gentlemen:

            In connection with our proposed sale of $      aggregate
                                                     ------
principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

            1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

            2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

            3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

            4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            5. If we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

            You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                 Very truly yours,

                                                 [NAME OF SELLER]


                                                  By:
                                                     ---------------------
                                                     Name:
                                                     Title:
                                                     Address:


Date of this Certificate:                , 199
                           ---------- --     -----

                   SECTION 314.  Form of Rule 144A Certificate.
                                 -----------------------------

                                    Rule 144A Certificate
                                    ---------------------
To:     First Union National Bank
        901 East Cary Street
        Richmond, VA  23219

        Attention:  Corporate Trust Department

        Re:  Teligent, Inc. (the "Company")
             11 1/2% Senior Discount Notes due 2008 (the "Notes")
             ---------------------------------------------------

Ladies and Gentlemen:

        In connection with our proposed purchase of $     aggregate
                                             ----
principal amount of Notes, we confirm that such purchase has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

        You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [NAME OF PURCHASER]


                                           By:
                                              --------------------------
                                              Name:
                                              Title:
                                              Address:

Date of this Certificate:               , 199
                           ---------- --     -----

        SECTION 315.  CUSIP Numbers.
                      -------------

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) in addition to serial numbers and, if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                               ARTICLE FOUR

                        SATISFACTION AND DISCHARGE

        SECTION 401.  Satisfaction and Discharge of Indenture.
                      ----------------------------------------

        This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

       (1)  either

            (a)  all Notes theretofore authenticated and delivered
            (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

            (b) all such Notes not theretofore delivered to the Trustee for cancellation

                 (i)   have become due and payable, or

                 (ii) will become due and payable at their Stated Maturity within one year, or

                 (iii) are to be called for redemption within one year
            under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

        and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose United States dollars in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

        (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. (Such Opinion of Counsel may, as to all matters of fact, rely on, among other things, such Officers' Certificate).

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

        SECTION 402.  Application of Trust Money.
                      ---------------------------

        Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.



                             ARTICLE FIVE

                               REMEDIES

        SECTION 501.  Events of Default.
                      ------------------

        "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) default in the payment of any installment of interest on the Notes when it becomes due and payable and the continuance of such default for a period of 30 days;

        (b) default in the payment of the principal of (or premium, if any, on) any Note at its Stated Maturity, upon repurchase, acceleration, optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise, or the failure to make an offer to purchase as therein required;

        (c) failure by the Company to perform or comply with the provisions of Article Eight of this Indenture;

        (d) default in the performance, or breach, of any covenant or warranty of the Company under this Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after specified written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount at Stated Maturity of the Outstanding Notes;

        (e) Debt of the Company or any Restricted Subsidiary of the Company is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Debt exceeds $15.0 million;

        (f) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Restricted Subsidiary of the Company in an uninsured or unindemnified aggregate amount in excess of $15.0 million, which remains undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;


        (g)  the entry by a court having jurisdiction in the premises of
   (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary of the Company in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary of the Company under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Subsidiary of the Company or of any substantial part of the property or assets of the Company or any Significant Restricted Subsidiary of the Company or ordering the winding up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or


        (h) (i) the commencement by the Company or any Significant Restricted Subsidiary of the Company of a voluntary case or proceeding Under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company or any Significant Restricted Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary of the Company in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Restricted Subsidiary of the Company, or (iii) the filing by the Company or any Significant Restricted Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency or other similar law, or (iv) the consent by the Company or any Significant Restricted Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary of the Company or of any substantial part of the property or assets of the Company or any Significant Restricted Subsidiary of the Company, or the making by the Company or any Significant Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or (v) the admission by the Company or any Significant Restricted Subsidiary of the Company in writing of its inability to pay its debts generally as they become due, or (vi) the taking of corporate action by the Company or any Significant Restricted Subsidiary of the Company in furtherance of any such action.

        SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                      ---------------------------------------------------

        If an Event of Default (other than an Event of Default specified in Section 501(g) or 501(h)) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of Notes may declare the Default Amount (as defined below) and any accrued and unpaid interest on all such Notes then outstanding to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such Default Amount and any accrued and unpaid interest will become and be immediately due and payable. If any Event of Default specified in Sections 501(g) and 501(h) above with respect to the Company occurs, the Default Amount and any accrued and unpaid interest on all such Notes then outstanding, shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Prior to March 1, 2003, the Default Amount with respect to the Notes shall equal the Accreted Value of the Notes as of such date. On or after March 1, 2003, the Default Amount with respect to the Notes shall equal 100% of the principal amount at Stated Majority of the Notes.

        At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

        (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

             (A)  all overdue interest on all Outstanding Notes,

             (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes that has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

             (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

             (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        SECTION 503. Collection of Debt and Suits for Enforcement by Trustee.
                     --------------------------------------------------------


        The Company covenants that if an Event of Default specified in
Section 501(a) or (b) occurs, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 504.  Trustee May File Proofs of Claim.
                      --------------------------------

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

        (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

        (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.
                      ------------------------------------------------------

        All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.


        SECTION 506.  Application of Money Collected.
                      ------------------------------

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST:  To the payment of all amounts due the Trustee under
   Section 607;

        SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

        THIRD:  The balance, if any, to the Company.

        SECTION 507.  Limitation on Suits.
                      -------------------

        No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

        (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

        (2) the Holders of not less than 25% in principal amount at Stated Maturity of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

        (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

        (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount at Stated Maturity of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

        SECTION 508.  Unconditional Right of Holders to Receive
                      -----------------------------------------
                      Principal, Premium and Interest.
                      -------------------------------

        Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Note of the principal of (and premium, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        SECTION 509.  Restoration of Rights and Remedies.
                      ----------------------------------

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        SECTION 510.  Rights and Remedies Cumulative.
                      ------------------------------

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


        SECTION 511.  Delay or Omission Not Waiver.
                      ----------------------------

        No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        SECTION 512.  Control by Holders.
                      ------------------

        The Holders of not less than a majority in principal amount at Stated Maturity of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

        (1) such direction shall not be in conflict with any rule of law or with this Indenture or any Note,

        (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

        (3) the Trustee need not take any action that might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

        SECTION 513.  Waiver of Past Defaults.
                      -----------------------

        The Holders of not less than a majority in principal amount at Stated Maturity of the Outstanding Notes may on behalf of the Holders of all the Notes waive (including by way of consents obtained with a purchase of, or a tender or exchange offer for, Notes) any past default hereunder and its consequences, except a default

        (1) in respect of the payment of the principal of (or premium, if any) or interest on any Note, or

        (2) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        SECTION 514.  Waiver of Stay or Extension Laws.
                      --------------------------------

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 515.  Undertaking for Costs.
                      ---------------------

All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount at Stated Maturity of the Outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturity expressed in such Note.


                                 ARTICLE SIX

                                 THE TRUSTEE

        SECTION 601.  Certain Duties and Responsibilities.
                      -----------------------------------

        (1)  Except during the continuance of an Event of Default,

             (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (b) in the absence of bad faith on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof specifically are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

        (2) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

            (a) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount at Stated Maturity of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

           (d) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        SECTION 602.  Notice of Defaults.
                      ------------------
        Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(d), no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

        SECTION 603.  Certain Rights of Trustee.
                      -------------------------

        Subject to the provisions of TIA Sections 315(a) through 315(d):

        (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;


        (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

        (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

        (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney (other than an agent or attorney who is an employee of the Trustee) appointed with due care by it hereunder.

        SECTION 604.  Trustee Not Responsible for Recitals or Issuance
                      ------------------------------------------------
                      of Notes.
                      --------

        The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

        SECTION 605.  May Hold Notes.
                      --------------

        The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

        SECTION 606.  Money Held in Trust.
                      -------------------

        Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which it was received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        SECTION 607.  Compensation and Reimbursement.
                      ------------------------------

        The Company agrees:

        (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may arise from or be attributable to its negligence or bad faith; and

        (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part or on the part of its directors, officers, employees and agents, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself, and of indemnifying its directors, officers, employees and agents, against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

        The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(g) or (h), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

        The provisions of this Section shall survive the termination of this Indenture.

        SECTION 608.  Corporate Trustee Required; Eligibility.
                      ---------------------------------------

        There shall be at all times a Trustee hereunder that shall be eligible to act as Trustee under TIA Section 310(a)(1) and 310(a)(5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 609.  Resignation and Removal; Appointment of Successor.
                      -------------------------------------------------

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

        (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount at Stated Maturity of the Outstanding Notes, delivered to the Trustee and to the Company.

        (d)  If at any time:

        (1)  the Trustee shall fail to comply with the provisions of TIA
   Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

        (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

        (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount at Stated Maturity of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        SECTION 610.  Acceptance of Appointment by Successor.
                      --------------------------------------

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon reasonable request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        SECTION 611.  Merger, Conversion, Consolidation or Succession to
                      --------------------------------------------------
                      Business.
                      --------

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt
                               --------  -------
the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        SECTION 612.  Conflicting Interests.
                      ---------------------

        The Trustee shall be subject to and comply with the provisions of Section [310(b)] of the TIA.

        SECTION 613.  Preferential Collection of Claims Against Issuers.
                      -------------------------------------------------

        The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. If the present or any future Trustee shall resign or be removed, it shall be subject to Section 311(a) of the TIA to the extent provided therein.



                                     ARTICLE SEVEN

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

        SECTION 701.  Disclosure of Names and Addresses of Holders.
                      --------------------------------------------

        Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

        SECTION 702.  Reports by Trustee.
                      ------------------

        Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

        SECTION 703.  Reports by Company.
                      ------------------

        The Company shall:

        (1) whether or not the Company is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto, file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to such
   Section 13(a), 15(d) or any successor provision thereto if the Company were subject thereto and shall file such documents with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them;

        (2) whether or not the Company is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto, within 15 days of each Required Filing Date, file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) that the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto if the Company was subject thereto;

        (3) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

        (4) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 15 days after the filing thereof with the Commission, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1), (2) and (3) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

        If the Company is not permitted under the Exchange Act to file with the Commission such reports and other information referred to in
Section 703(1), the Company shall promptly upon written request supply copies of such documents (without exhibits) to prospective purchasers of the Notes or their representatives.


                                ARTICLE EIGHT

            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.
                      ----------------------------------------------------

        The Company shall not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any other person, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries, taken as a whole, to another Person, unless:


        (a)  either (i) the Company shall be the continuing corporation or
   (ii) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of the Company's covenants and obligations under this Indenture;

        (b) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

        (c) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Debt pursuant to clause (o) of the definition of "Permitted Debt"; and

        (d) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Notwithstanding the foregoing, the Company may merge with an Affiliate incorporated or organized for the sole purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits provided such merger meets the requirements of clauses (a), (b) and
(d) of the preceding paragraphs.

        Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the foregoing paragraphs, the Surviving Entity (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company herein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.


        SECTION 802.  Successor Substituted.
                      ---------------------

        Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person that shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Notes and may be dissolved and liquidated.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

        SECTION 901.  Supplemental Indentures Without Consent of Holders.
                      --------------------------------------------------

        Without notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend, waive or supplement this Indenture and the Notes and (if necessary) enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

        (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein or in the Notes, or

        (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, or

        (3)  to add any additional Events of Default, or

        (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
   Section 610, or

        (5) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the Notes, or to add any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that
                                                        --------
   such action shall not adversely affect the interests of the Holders in any material respect, or

        (6)  to secure the Notes pursuant to the requirements of
   Section 1015 or otherwise, or

        (7) to provide for uncertificated Notes in addition to or in place of certificated Notes, or

        (8) to change or eliminate any of the provisions herein or in the Notes; provided that any such change or elimination shall become
           --------
   effective only when there is not Outstanding any Note created prior to the execution of such amendment, waiver or supplemental indenture that is entitled to the benefit of such provision, or

        (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

        SECTION 902.  Supplemental Indentures with Consent of Holders.
                      -----------------------------------------------

        With the consent (including consents obtained with a purchase of, or a tender or exchange offer for, Notes) of the Holders of not less than a majority in principal amount at Stated Maturity of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture and the Notes and (if necessary) enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental
                              --------  -------
indenture shall, without the consent (including consents obtained with a purchase of, or a tender or exchange offer for, Notes) of the Holder of each Outstanding Note affected thereby:

        (1) change the Stated Maturity of the principal of or any installment of interest on any Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or reduce the amount that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504 or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

        (2) reduce the percentage in principal amount at Stated Maturity of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

        (3) modify the obligations of the Company to make offers to purchase Notes in accordance with Sections 1009 and 1016, or

        (4) subordinate in right of payment, or otherwise subordinate, the Notes to any other Debt, or

        (5) modify any provisions of this Indenture relating to the calculation of Accreted Value, or

        (6) modify any of the provisions of this Section or Sections 513 and 1018, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected hereby.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        SECTION 903.  Execution of Supplemental Indentures.
                      ------------------------------------


        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        SECTION 904.  Effect of Supplemental Indentures.
                      ---------------------------------

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        SECTION 905.  Conformity with Trust Indenture Act.
                      -----------------------------------

        Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be required to be qualified under the TIA.

        SECTION 906.  Reference in Notes to Supplemental Indentures.
                      ---------------------------------------------

        Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, replacement Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

        SECTION 907.  Notice of Supplemental Indentures.
                      ---------------------------------

        Reasonably promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or effectiveness of any such amendment, supplement or waiver.

        SECTION 908.  Effect of Consents.
                      ------------------

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes.



                                ARTICLE TEN

                                 COVENANTS

        SECTION 1001.  Payment of Principal, Premium, if Any, and Interest.
                       ---------------------------------------------------

        The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

        SECTION 1002.  Maintenance of Office or Agency.
                       -------------------------------

        The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Trustee's New York Corporate Trust Office at 40 Broad Street, 5th Floor, Suite 550, New York, New York 10004 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no
                                                --------  -------
such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

        SECTION 1003.  Money for Note Payments to Be Held in Trust.
                       -------------------------------------------

        If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

        The Company will cause each Paying Agent (other than the Company or the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

        (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

        (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.


        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

        SECTION 1004.  Corporate Existence.
                       -------------------

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary of the Company; provided, however,
                                                       --------  -------
that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof would not materially adversely affect the Company's ability to perform its obligations under this Indenture and the Notes; provided further, however,
                                                -------- -------  -------
that the foregoing shall not prohibit a liquidation, dissolution, merger, consolidation, sale, transfer, conveyance or other disposition of a Restricted Subsidiary of the Company or any of its assets or Capital Stock in compliance with the other terms of this Indenture.

        SECTION 1005.  Payment of Taxes and Other Claims.
                       ---------------------------------

        The Company will pay or discharge or cause to be paid or
discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries (other than any Permitted Lien or other Lien permitted by this Indenture); provided, however, that the Company shall not be required to pay
            --------  -------
or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment or discharge would not materially adversely affect the Company's ability to perform its obligations under the Indenture and the Notes.

        SECTION 1006.  Maintenance of Properties.
                       -------------------------

        The Company will cause all material properties owned by the
Company or any of its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all reasonably necessary equipment and will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company reasonably may be necessary so that the business carried on in connection therewith may be conducted at all times in the ordinary course; provided, however, that nothing in this Section shall
                     --------  -------
prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries or if such discontinuance or disposal is not materially adverse to the ability of the Company to satisfy its obligations hereunder.

        SECTION 1007.  Insurance.
                       ---------

        The Company will at all times keep all of its and its Restricted Subsidiaries' properties that are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated).

        SECTION 1008.  Statement by Officers as to Default.
                       -----------------------------------

        (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $15,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

        SECTION 1009.  Purchase of Notes upon Change of Control.
                       ----------------------------------------

        (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company repurchase such Holder's Outstanding Notes (the "Change of Control Offer") in whole or in part in integral multiples of $1,000, at a purchase price (the "Purchase Price") in cash in an amount equal to 101% of the Accreted Value of such Notes as of any Change of Control Payment Date (as defined below), occuring prior to March 1, 2003 plus any accrued and unpaid cash interest not otherwise included in the Accreted Value to such Change of Control Payment Date, or 101% of the principal amount on any Change of Control Payment Date occuring on or after March 1, 2003, plus accrued and unpaid interest, if any, to such Change of Control Payment Date, in accordance with the procedures set forth in paragraphs (b) and (c) of this Section 1009; provided, however, that
                                              --------  -------
notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 1009 in the event that it has exercised its right to redeem all the Notes under Article Eleven.

        (b) Unless the Company has exercised its right to redeem all of the Notes under Article Eleven, within 30 days following any Change of Control, the Company shall give to each Holder of the Notes in the manner provided in Section 106 a notice stating:

        (1) that a Change of Control has occurred and a Change of Control Offer is being made as described in this Section 1009, and that, although Holders are not required to tender their Notes, all Notes that are tendered in accordance with paragraph (c) of this Section
   1009 shall be accepted for payment;

        (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

        (3) the Purchase Price and the date of purchase, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

        (4) the instructions and any other information necessary to enable Holders to tender their Notes and have such Notes repurchased in accordance with paragraph (d) of this Section; and

        (5) that, unless the Company defaults in the payment of the Purchase Price for the Notes payable pursuant to such Change of Control Offer, any Notes accepted for payment pursuant to such Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date.

        (c) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at Stated Maturity of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount at Stated Maturity to the unpurchased portion of the Notes surrendered.

        In the event that a Change of Control occurs and the Company is required to purchase Notes as described above, the Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable, and will be deemed not to be in violation of any of its covenants under this Indenture to the extent such compliance is in conflict with such covenants.

        On and after a Change of Control Payment Date, the Notes or portions thereof accepted for payment shall cease to accrete or accrue interest unless the Company defaults in the payment of the purchase price therefor.

        (d) Notwithstanding paragraphs (a) and (b), the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1009 applicable to a Change of Control Offer made by the Company and, in accordance with paragraph (c) of this Section 1009, purchases all Notes validly tendered under the Change of Control Offer and not withdrawn.

        SECTION 1010.  Limitation on Debt.
                       ------------------

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Debt (including Acquired Debt) unless (i) after giving effect to such incurrence of Debt and the contemporaneous application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing at the time or would occur as a consequence of the incurrence of such Debt, and
(ii) such Debt is Permitted Debt.

        SECTION 1011.  Limitation on Liens.
                       -------------------

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or Debt of any Restricted Subsidiary of the Company, whether owned at the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, where such Lien, assignment or conveyance secures Debt, unless (x) in the case of any Lien securing Subordinated Debt, the Notes are secured by a Lien on such property, assets or income, profits or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien. Any such Lien thereby created in favor of the Notes shall be automatically and unconditionally released and discharged upon (i) the release and discharge of the Lien or Liens to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien or Liens, or of all of the Capital Stock held by the Company or any of its Restricted Subsidiaries in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien or Liens.

        SECTION 1012.  Limitation on Restricted Payments.
                       ---------------------------------

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Debt pursuant to clause (o) of the definition of Permitted Debt; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments on or after the Issue Date does not exceed the sum of (A) cumulative EBITDA of the Company and its Restricted Subsidiaries (or, if the cumulative EBITDA is negative, minus 100% of such negative amount) less 1.5 times cumulative Consolidated Interest Expense of the Company and its Restricted Subsidiaries, in each case for the period (treated as one accounting period) beginning on the first day of the Company's fiscal quarter after which the Issue Date occurs, and ending on the last day of the Company's fiscal quarter for which financial statements are available immediately preceding such proposed Restricted Payment, (B) the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date either (x) as capital contributions to the Company in the form of or with respect to Common Stock of the Company or
(y) from the issuance or sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon conversion of convertible Debt or convertible Redeemable Capital Stock) or Subordinated Stockholder Debt or any options, warrants or rights to purchase such Qualified Capital Stock of the Company, less 50% of Debt incurred pursuant to clause (l) of the definition of Permitted Debt, and (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (including by redesignation of an Unrestricted Subsidiary of the Company to a Restricted Subsidiary of the Company), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

        The foregoing limitations do not prevent (i) the payment of a dividend or similar distribution on the Capital Stock of the Company or any of its Restricted Subsidiaries at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with this Indenture; (ii) the making of
Permitted Investments by the Company or any of its Restricted Subsidiaries;
(iii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or Subordinated Debt of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Qualified Capital Stock of the Company; (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary of the Company) of, new Subordinated Debt of the Company so long as (A) the principal amount of such new Subordinated Debt does not exceed the principal amount (or, if such Subordinated Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Debt being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Debt being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Debt is subordinated to the Notes to the same extent as such Subordinated Debt so purchased, redeemed, defeased, acquired or retired, and (C) such new Subordinated Debt has an Average Life longer than the Average Life of the Subordinated Debt being refinanced and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Subordinated Debt being refinanced; (v) any purchase or defeasance of Subordinated Debt to the extent required upon a change of control or asset sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued, but only if the Company (x) in the case of a Change of Control, has complied with its obligations under Section 1009 or (y) in the case of an Asset Sale, has applied the Net Cash Proceeds from such Asset Sale in accordance with
Section 1016; (vi) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of the Company or its Subsidiaries in an aggregate amount not to exceed $1.0 million in any fiscal year, provided that the Company may carry forward the unused portion of the
      --------
$1.0 million in any fiscal year to the next fiscal year, and provided further
                                                             -------- -------
that the Company may not carry forward more than $2.0 million to any subsequent fiscal year; and (vii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent necessary, in the judgment of the Board of Directors of the Company, to prevent the loss or secure the removal or reinstatement of any license held by the Company or any Restricted Subsidiary from any governmental agency as a result of laws limiting foreign ownership of the Company's Capital Stock.

        Restricted Payments made pursuant to clauses (i), (iii), (vi)
and (vii) of the immediately preceding paragraph shall reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the second preceding paragraph and Restricted Payments made pursuant to clauses (ii), (iv) and (v) of the immediately preceding paragraph shall not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the second preceding paragraph, provided that any
                                                      --------
Permitted Investments made pursuant to clause (a) of the definition of Permitted Investments shall be deemed to be Restricted Payments for the purposes of clause (iii) of the second preceding paragraph.

        For purposes of this Section 1012, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and evidenced by a Board Resolution.

        SECTION 1013.  Limitation on Dividend and Other Payment
                       ----------------------------------------
                       Restrictions Affecting Restricted Subsidiaries.
                       ----------------------------------------------

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except:

        (a) any encumbrance or restriction pursuant to an agreement in effect at the Issue Date or any amendment, restatement, renewal or replacement of such agreement, so long as the encumbrances and restrictions are not materially more restrictive than those in the agreement in effect on the Issue Date;

        (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

        (c) any encumbrance or restriction relating to any Debt of any Restricted Subsidiary of the Company at the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary of the Company (other than Debt incurred by such Restricted Subsidiary in connection with or in anticipation of its acquisition);

        (d) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of Debt issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), or permitted replacement or increase of Debt referred to in the foregoing clause (a) so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in the agreements governing the Debt being so refinanced;

        (e) customary provisions restricting subletting or assignment of any lease, license or similar contract of the Company or any Restricted Subsidiary of the Company or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

        (f) any encumbrance or restriction arising out of any sale of accounts receivable in the ordinary course (including in connection with a financing transaction) to or by (i) an Accounts Receivable Subsidiary or (ii) to Persons that are not Affiliates of the Company or any Subsidiary of the Company;

        (g) any encumbrance or restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property (including, without limitation, customary restrictions relating to assets securing the Credit Agreement, any Vendor Debt or any Telecommunications Assets Debt under the applicable security documents); and

        (h) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 1016 with respect to the assets to be sold pursuant to such contract.

        Nothing contained in this Section 1013 shall prevent the Company or any of its Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 1011 or (2) restrictions on the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries to the extent that such property or assets secure Debt of the Company or any of its Restricted Subsidiaries not incurred or secured in violation of this Indenture.


        SECTION 1014.  Limitation on Issuances of Certain Guarantees by,
                       ------------------------------------------------
                       and Debt Securities of, Restricted Subsidiaries.
                       -----------------------------------------------

        The Company shall not permit any of its Restricted Subsidiaries to (i) directly or indirectly Guarantee any Debt Securities of the Company, or (ii) issue any Debt Securities, unless, in either such case, such Restricted Subsidiary (such Restricted Subsidiary, a "Subsidiary Guarantor") simultaneously executes and delivers a Guarantee (a "Subsidiary Guarantee") of the Notes. Any such Subsidiary Guarantee shall not be subordinate in right of payment to any Debt of the Restricted Subsidiary providing the Subsidiary Guarantee. A Restricted Subsidiary shall be deemed released from all of its obligations under its Subsidiary Guarantee at any such time that such Restricted Subsidiary is released from all of its obligations under all of its Guarantees in respect of Debt Securities of the Company or its obligations under its Debt Securities, as applicable. The obligations of each Restricted Subsidiary under a Subsidiary Guarantee shall be limited to the maximum amount, as shall, after giving effect to all other contingent and fixed liabilities of such Restricted Subsidiary, result in the obligations of such Restricted Subsidiary under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the sale or other disposition, by way of merger or otherwise, to any Person not an Affiliate of the Company, of all of the Company's and its Restricted Subsidiaries' Capital Stock in such Restricted Subsidiary. In addition, any Subsidiary Guarantee shall be automatically and unconditionally released and discharged upon the merger or consolidation of the applicable Restricted Subsidiary with and into the Company or another Restricted Subsidiary that has guaranteed the Notes and that is the surviving Person in such merger or consolidation.

        SECTION 1015.  Limitation on Issuances and Sales of Capital
                       --------------------------------------------
                       Stock in Restricted Subsidiaries.
                       --------------------------------

        The Company (a) shall not permit any of its Restricted
Subsidiaries to issue any Capital Stock (other than to the Company or a Restricted Subsidiary of the Company) unless the Company acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock and (b) shall not permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Capital Stock in any Restricted Subsidiary of the Company; provided, however, that this Section
                                      --------  -------
1015 shall not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock in any Restricted Subsidiary owned by the Company or any Restricted Subsidiary of the Company in compliance with the other provisions of this Indenture, (ii) the ownership of Capital Stock issued as permitted by clause (a) above, (iii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock in any Restricted Subsidiary of the Company, to the extent mandated by applicable law, (iv) the ownership of Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary of the Company so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary of the Company or otherwise being acquired by the Company, (v) the issuance or sale of Capital Stock of a Restricted Subsidiary of the Company in a transaction that complies with Section 1016, provided that such Restricted Subsidiary would remain a Restricted
--------
Subsidiary after such transaction, or, if not a Restricted Subsidiary of the Company after such transaction, the remaining Capital Stock held by the Company must be treated as an Investment made at that time and must comply with Section 1012 or constitute a Permitted Investment, and (vi) the ownership of Qualified Capital Stock of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refinance, Capital Stock of a Restricted Subsidiary owned by a Person other than the Company or a Restricted Subsidiary as permitted by clause (iv), provided that (x) the
                                                   --------
liquidation value of such Qualified Capital Stock so issued that is preferred stock shall not exceed the liquidation value of the Capital Stock so exchanged or refinanced and (y) the Qualified Capital Stock so issued that is preferred stock (I) shall not have a Stated Maturity earlier than the Stated Maturity of the Capital Stock being exchanged or refinanced and
(II) shall not have an Average Life less than the remaining Average Life of the Capital Stock being exchanged or refinanced. Notwithstanding the foregoing, each Restricted Subsidiary of the Company that owns or holds a Federal Communications Commission license for the transmission of wireless telecommunications services shall at all times remain a wholly owned Restricted Subsidiary of the Company and shall not, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of any assets or property used or useful in the operation of the business of the Company or any of its Restricted Subsidiaries, other than (i) to the Company or another wholly owned Restricted Subsidiary of the Company or (ii) in a transaction that complies with Section 1016.

        SECTION 1016.  Limitation on Asset Sales.
                       -------------------------

        The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any Person other than the Company or any of its Restricted Subsidiaries assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution, which determination shall be conclusive (including as to the value of all non-cash consideration)) of the property or assets sold or otherwise disposed of, (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary for such property or assets consists of cash or Eligible Cash Equivalents and (iii) the Company or such Restricted Subsidiary of the Company, as the case may be, uses the Net Cash Proceeds in the manner set forth in the next paragraph; provided, however, that for
                                            --------  -------
purposes of this Section 1016, "cash" shall include (i) the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale or are no longer the liability of the Company or any Restricted Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities, and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 60 days of receipt.

        Within 360 days after any Asset Sale, the Company or such Restricted Subsidiary of the Company, as the case may be, may at its option
(a) reinvest an amount equal to the Net Cash Proceeds (or any portion thereof) from such disposition in Replacement Assets, provided that if such
                                                      --------
Investment is in a project authorized by the Board of Directors of the Company that shall take longer than such 360 day period to complete, the Company shall be entitled to utilize 90 additional days to apply such Net Cash Proceeds, and/or (b) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of any Debt of the Company ranking pari passu with the Notes (including the Notes) or Debt of any Restricted Subsidiary of the Company. Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets and/or repay any such pari passu Debt of the Company or Debt of its Restricted Subsidiaries constitute Excess Proceeds.

        When the aggregate amount of Excess Proceeds exceeds $10.0 million Date", the Company shall, as soon as practicable, but in any event within 20 Business Days, make an offer to the extent of the Excess Proceeds to purchase (an "Asset Sale Offer"), on a pro rata basis, the Notes and the other Debt described in the next sentence, at a price in cash for the Notes equal to 100% of the Accreted Value thereof on any Asset Sale Purchase Date occurring prior to March 1, 2003, plus any accrued and unpaid cash interest not otherwise included in Accreted Value to such Asset Sale Purchase Date, or 100% of the principal amount thereof at Stated Maturity on any Asset Sale Purchase Date occurring on or after March 1, 2003, plus accrued and unpaid interest, if any, to such Asset Sale Purchase Date, in accordance with the procedures set forth in this Indenture. Any Asset Sale Offer shall include a pro rata offer under similar circumstances to purchase all other unsecured Debt of the Company ranking pari passu with the Notes, which Debt contains similar provisions requiring the Company to purchase such Debt. To the extent that any amount of Excess Proceeds remains after completion of such offer to purchase, the Company or such Restricted Subsidiary of the Company may use such remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset to zero.


        Notwithstanding the three immediately preceding paragraphs, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that (i) at least 75% of the consideration for such Asset Sale consists of Telecommunications Assets and (ii) such Asset Sale is for Fair Market Value; provided that any such acquisition of Telecommunications Assets that is an
--------
Investment is made in compliance with Section 1012 or constitutes a Permitted Investment, other than pursuant to clause (h) of the definition thereof, and any Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries in connection with any such Asset Sale shall be subject to the provisions of the three immediately preceding paragraphs.

        Notice of an Asset Sale Offer shall be prepared and mailed by the Company with a copy to the Trustee not later than the 20th Business Day after the related Asset Sale Offer Trigger Date to each Holder at such Holder's registered address, stating:

        (1) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds to the extent to be applied to an offer to purchase Notes (as provided in the second preceding paragraph), at an offer price in cash in an amount equal to
        (i) 100% of the Accreted Value thereof on any Asset Sale Offer Purchase Date occurring prior to March 1, 2003 or (ii) 100% of the principal amount thereof at Stated Maturity on any Asset Sale Offer Purchase Date occurring on or after March 1, 2003, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

        (2) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date;

        (3) that any Note not tendered will continue to accrue interest in accordance with the terms thereof;

        (4) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Offer Purchase Date;

        (5) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale
        Offer Purchase Date and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and reasonably acceptable to the Trustee and the Paying Agent;

        (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

        (7) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount at Stated Maturity to the unpurchased portion of the Notes surrendered; and

        (8) the instructions that Holders must follow in order to tender their Notes.

        Prior to 10:00 a.m., New York City time, on the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer (to the extent provided in the second preceding paragraph), (ii) deposit with the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer.

        If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate and that may provide for the selection for purchase of portions of the principal of Notes; provided, however, that
                                                --------  -------
Notes accepted for payment in part shall be purchased only in integral multiples of $1,000 of principal amount at Stated Maturity. The Paying Agent shall as promptly as practicable after the Asset Sale Offer Purchase Date mail to each Holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall authenticate promptly and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be returned promptly to the Holder of such Note.

        On and after an Asset Sale Offer Purchase Date, the Notes or portions thereof accepted for payment will cease to accrete or accrue interest, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

        The Company shall comply with the applicable tender offer rules, (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act), and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of its covenants under this Indenture to the extent such compliance is in conflict with such covenants.

        SECTION 1017.  Transactions with Affiliates.
                       ----------------------------

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Company or such Restricted Subsidiary, as the case may be, unless (i) such transaction or series of related transactions is on terms that taken as a whole are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not such an Affiliate and
(ii) (a) with respect to a transaction or series of related transactions that involves aggregate payments equal to, or in excess of, $5.0 million but less than $10.0 million, the Company delivers to the Trustee an Officers' Certificate stating that such transaction or series of related transactions complies with clause (i) above; and (b) with respect to a transaction or series of related transactions that involves aggregate payments equal to, or in excess of, $10.0 million, the Company delivers to the Trustee an Officers' Certificate stating that such transaction or series of related transactions complies with clause (i) above, and either (x) such transaction or series of related transactions is approved by a majority of the Board of Directors (including a majority of the Disinterested Directors, or in the event there is only one Disinterested Director, by such Disinterested Director), which approval is set forth in a resolution delivered to the Trustee or (y) the Company obtains an opinion from a nationally recognized investment banking firm, accounting firm or appraisal firm stating that such transaction or series of related transactions complies with clause (i) above or is fair to the Company or such Restricted Subsidiary from a financial point of view and delivers such opinion to the Trustee.


        Notwithstanding the foregoing, this Section 1017 shall not apply to (i) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company, (ii) any Restricted Payment not prohibited by Section 1012, or any Permitted Investment, (iii) the payment of reasonable and customary fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Subsidiaries, (iv) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary, or Guarantees in respect thereof or otherwise made on their behalf (including any payments under such Guarantees), in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, in an aggregate principal amount not to exceed $500,000 in any fiscal year, (v) the granting and performance of registration rights for shares of Capital Stock of the Company, (vi) transactions pursuant to the Administrative Services Agreement between the Company and Associated, as in effect on the Issue Date and as such agreement may be amended from time to time in a manner no less favorable to the Holders of the Notes (vii) transactions pursuant to the Technical Services Agreement between the Company and NTT America, Inc., as in effect on the Issue Date and as such agreement may be amended from time to time in a manner no less favorable to the Holders of the Notes, or (viii) transactions pursuant to the Stockholders' Agreement among the Company, Nippon Telegraph and Telephone Corporation and certain other stockholders of the Company, as in effect on the Issue Date and as such agreement may be amended from time to time in a manner no less favorable to the Holders of the Notes.

        SECTION 1018.  Waiver of Certain Covenants.
                       ---------------------------

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 through 1017, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount at Stated Maturity of the Outstanding Notes, by Act of such Holders (including by way of consents obtained with a purchase of, or a tender or exchange offer for, Notes), waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

        SECTION 1019.  Provision of Financial Information.
                       ----------------------------------

        Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto and shall file such documents with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) that the Company would have been required to file with the Commission pursuant to Section 13(a) and 15(d) of the Exchange Act or any successor provisions thereto if the Company was subject thereto and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents (without exhibits) to any prospective Holder.


                             ARTICLE ELEVEN

                           REDEMPTION OF NOTES

        SECTION 1101.  Right of Redemption.
                       -------------------

        The Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time after March 1, 2003 subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued and unpaid interest to the Redemption Date.

        SECTION 1102.  Applicability of Article.
                       ------------------------

        Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

        SECTION 1103.  Election to Redeem; Notice to Trustee.
                       -------------------------------------

        The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount at Stated Maturity of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to
Section 1104.

        SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.
                       --------------------------------------------

        If less than all the Notes are to be redeemed, the particular
Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial
                                    --------  -------
redemption shall reduce the portion of the principal amount at Stated Maturity of a Note not redeemed to less than $1,000.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount at Stated Maturity thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount at Stated Maturity of such Note that has been or is to be redeemed.

        SECTION 1105.  Notice of Redemption.
                       --------------------

        Notice of redemption shall be given in the manner provided for in Section [106] not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

        All notices of redemption shall state:

        (1)  the Redemption Date,

        (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

        (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts at Stated Maturity) of the particular Notes to be redeemed,

        (4) in case any Note is to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount at Stated Maturity thereof remaining unredeemed,

        (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
   Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

        (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

        Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        SECTION 1106.  Deposit of Redemption Price.
                       ---------------------------

        Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes that are to be redeemed on that date.

        SECTION 1107.  Notes Payable on Redemption Date.
                       --------------------------------

        Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of
                                --------  -------
interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

        On and after any Redemption Date, if money sufficient to pay the Redemption Price of any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1106, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the provision in the preceding paragraph, any accrued and unpaid interest on such Notes to the Redemption Date.

        If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.


        SECTION 1108.  Notes Redeemed in Part.
                       ----------------------

        Any Note that is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section [1002] (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                              ARTICLE TWELVE

                         [Intentionally omitted]


                            ARTICLE THIRTEEN

                  DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 1301.  Company's Option to Effect Defeasance or Covenant
                       -------------------------------------------------
                       Defeasance.
                       ----------

        The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article Thirteen. Either Section 1302 or Section 1303 may be applied to the Notes to any Redemption Date or the Stated Maturity of the Notes.

        SECTION 1302.  Defeasance and Discharge.
                       ------------------------

        Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes, and the Subsidiary Guarantors, if any, shall be deemed to have been discharged from their respective obligations under their respective Subsidiary Guarantees, on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which thereafter shall be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and the Company and the Subsidiary Guarantors, if any, shall be deemed to have satisfied all their other respective obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in
Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen; provided, however, that the Company's rights pursuant to
                  --------  -------
Section 1101 shall not be terminated or discharged hereunder. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

        SECTION 1303.  Covenant Defeasance.
                       -------------------

        Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company and the Subsidiary Guarantors, if any, shall be released from their respective obligations under any covenant contained in Section 801(c) and in Sections 1005 through 1017 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and the Subsidiary Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

        SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.
                       -----------------------------------------------

        The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Notes:

        (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section [608] who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or
   (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the Accreted Value of, premium, if any, on and interest on the Outstanding Notes to the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have been
                                --------
   irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

        (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt, the proceeds of which are applied to such deposit) or, insofar as paragraphs (g) and (h) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

        (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than a Default or Event of Default resulting from the incurrence of Debt, the proceeds of which are applied to such deposit) or any other material agreement or instrument to which the Company is a party or by which it is bound.


        (4) In the case of an election under Section 1302 and in the event that such election shall occur more than twelve months prior to the Stated Maturity of the Outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since February 20, 1998, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall state to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        (5) In the case of an election under Section 1303 and in the event that such election shall occur more than twelve months prior to the Stated Maturity of the Outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

        (6) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the Company's deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally.

        (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with. In rendering such Opinion of Counsel, counsel may rely on such Officers' Certificate as to any matters of fact (including as to compliance with the foregoing clauses
   (1), (2) and (3)).

        SECTION 1305.  Deposited Money and U.S. Government Obligations
                       -----------------------------------------------
                       to Be Held in Trust; Other Miscellaneous Provisions.
                       ---------------------------------------------------

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of the lesser of Accreted Value or principal amount at Stated Maturity (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the Outstanding Notes.

        Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 that, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

        SECTION 1306.  Reinstatement.
                       -------------

        If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the
                                       --------  -------
Company makes any payment of the Accreted Value or principal amount at Stated Maturity (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                               TELIGENT, INC.


                                               By
                                                 -------------------------
                                                 Title:


Attest:
       --------------------------
       Title:


                                               FIRST UNION NATIONAL BANK


                                               By
                                                 -------------------------
                                                 Title:


Attest:
       ---------------------------
 Title:



===========================================================================


                                  TELIGENT, INC.

                                        TO

                             FIRST UNION NATIONAL BANK,

                                     Trustee



                             -------------------------



                                    Indenture


                          Dated as of February 20, 1998


                             -------------------------


                                   $440,000,000


                           11 1/2% Senior Discount Notes

                                    due 2008



===========================================================================



                                  TELIGENT, INC.

                  Reconciliation and tie between Trust Indenture Act
                 of 1939 and Indenture, dated as of February 20, 1998


Trust Indenture
  Act Section                            Indenture Section


ss 310(a)(1)    .......................................................... 608
      (a)(2)    .......................................................... 608
      (a)(4)    .......................................................... 608
      (a)(5)    .......................................................... 608
      (b)       .......................................................... 609
ss 311(a)       .......................................................... 613
      (b)       .......................................................... 613
      (b)(2)    .......................................................... 613
ss 312(c)       .......................................................... 701
ss 313(a)       .......................................................... 702
      (b)       .......................................................... 702
      (c)       .......................................................... 702
      (d)       .......................................................... 702
ss 314(a)       .......................................................... 703
      (a)(4)    .......................................................... 1008(a)
      (c)(1)    .......................................................... 102
      (c)(2)    .......................................................... 102
      (c)(3)    .......................................................... 102
      (e)       .......................................................... 102
ss 315(b)       .......................................................... 602
      (e)       .......................................................... 515
ss 316(a)(last
      sentence) .......................................................... 101 ("Outstanding")
      (a)(1)(A) .......................................................... 502, 512
      (a)(1)(B) .......................................................... 513
      (b)       .......................................................... 508
      (c)       .......................................................... 104(d)
ss 317(a)(1)    .......................................................... 503
      (a)(2)    .......................................................... 504
      (b)       .......................................................... 1003
ss 318(a)       .......................................................... 111

                               TABLE OF CONTENTS


                                                                          Page

PARTIES...................................................................   1
RECITALS OF THE COMPANY ..................................................   1


                                    ARTICLE ONE

                          DEFINITIONS AND OTHER PROVISIONS
                              OF GENERAL APPLICATION

SECTION 101.  Definitions ................................................   2
Accounts Receivable Subsidiary ...........................................   2
Accreted Value ...........................................................   2
Acquired Debt ............................................................   3
Act ......................................................................   3
Affiliate ................................................................   3
Arrangement Commitment Letter  ...........................................   4
Asset Sale ...............................................................   4
Asset Sale Offer .........................................................   5
Attributable Debt ........................................................   5
Average Life .............................................................   5
Board of Directors  ......................................................   5
Board Resolution .........................................................   5
Business Day .............................................................   5
Capital Lease Obligation .................................................   5
Capital Stock ............................................................   5
Change of Control ........................................................   6
Closing Date .............................................................   6
Commission ...............................................................   6
Common Stock .............................................................   7
Company ..................................................................   7
Company Request" or "Company Order  ......................................   7
Consolidated Interest Expense  ...........................................   7


Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Consolidated Net Income ..................................................   7
Corporate Trust Office ...................................................   8
Corporation ..............................................................   8
Credit Agreement .........................................................   8
Currency Hedge Obligations ...............................................   8
Debt .....................................................................   8
Debt Securities ..........................................................   9
Debt to Annualized EBITDA Ratio ..........................................  10
Default ..................................................................  10
Defaulted Interest .......................................................  10
Depositary ...............................................................  10
Disinterested Director ...................................................  10
EBITDA ...................................................................  11
Eligible Cash Equivalents ................................................  11
Event of Default .........................................................  11
Exchange Act .............................................................  12
Exchange Notes ...........................................................  12
Exchange Offer ...........................................................  12
Exchange Offer Registration Statement ....................................  12
Fair Market Value ........................................................  12
Federal Communications Commission ........................................  12
Financing Commitment Letter ..............................................  12
GAAP .....................................................................  12
Global Notes .............................................................  13
Guarantee ................................................................  13
Holder ...................................................................  13
incur ....................................................................  13
Indenture ................................................................  13
Initial Notes ............................................................  13
Interest Payment Date ....................................................  13
Interest Swap Obligations ................................................  14
Invested Capital .........................................................  14
Investment ...............................................................  14
Issue Date ...............................................................  14
Lien .....................................................................  14
Maturity .................................................................  14
Net Cash Proceeds ........................................................  15
Non-U.S. Person ..........................................................  16
Note Register" and "Note Registrar .......................................  16
Notes ....................................................................  16
Officers' Certificate ....................................................  16
Offshore Global Note .....................................................  16
Offshore Physical Note ...................................................  16
Opinion of Counsel .......................................................  16
Outstanding ..............................................................  16
Paying Agent .............................................................  17
Permitted Debt ...........................................................  17
Permitted Holder .........................................................  20
Permitted Investments ....................................................  20
Permitted Liens ..........................................................  20
Permitted Temporary Investments ..........................................  21
Person ...................................................................  21
Physical Notes ...........................................................  21
Pledged Securities .......................................................  22
Predecessor Note .........................................................  22
Private Placement Legend .................................................  22
Proportionate Interest ...................................................  22
Qualified Capital Stock ..................................................  22
QIB ......................................................................  22
Redeemable Capital Stock .................................................  22
Redemption Date ..........................................................  22
Redemption Price .........................................................  22
Registration Rights Agreement ............................................  22
Registration Statement ...................................................  23
Regular Record Date ......................................................  23
Regulation S .............................................................  23
Replacement Assets .......................................................  23
Responsible Officer ......................................................  23
Restricted Payment .......................................................  23
Restricted Subsidiary ....................................................  24
Rule 144A ................................................................  24
Sale and Leaseback Transaction ...........................................  24
Securities Act ...........................................................  24
Senior Notes .............................................................  24
Senior Notes Indenture ...................................................  24
Senior Notes Trustee .....................................................  24
Shelf Registration Statement .............................................  24
Significant Restricted Subsidiary ........................................  24
Special Record Date ......................................................  25
Stated Maturity ..........................................................  25
Subordinated Debt ........................................................  25
Subordinated Stockholder Debt ............................................  25
Subsidiary ...............................................................  25
Subsidiary Guarantee .....................................................  25
Subsidiary Guarantor .....................................................  25
Telecommunications Assets ................................................  26
Telecommunications Assets Debt ...........................................  26
Telecommunications Business ..............................................  26
Transactions..............................................................  26
Trust Indenture Act" or "TIA .............................................  26
Trustee ..................................................................  26
U.S. Global Note .........................................................  26
U.S. Government Obligations ..............................................  27
U.S. Physical Note .......................................................  27
Unrestricted Subsidiary ..................................................  27
Vendor Debt ..............................................................  28
Vice President ...........................................................  28
Voting Stock .............................................................  28
SECTION 102.  Compliance Certificates and Opinions .......................  28
SECTION 103.  Form of Documents Delivered to Trustee .....................  29
SECTION 104.  Acts of Holders ............................................  29
SECTION 105.  Notices, Etc., to Trustee and Company ......................  31
SECTION 106.  Notice to Holders; Waiver ..................................  31
SECTION 107.  Effect of Headings,
                Table of Contents and Recitals ...........................  32
SECTION 108.  Successors and Assigns .....................................  32
SECTION 109.  Separability Clause ........................................  32
SECTION 110.  Benefits of Indenture ......................................  32
SECTION 111.  Governing Law ..............................................  32
SECTION 112.  Legal Holidays .............................................  32
SECTION 113.  No Recourse Against Others .................................  33
SECTION 114.  Exhibits and Schedules .....................................  33
SECTION 115.  Counterparts ...............................................  33
SECTION 116.  Duplicate Originals ........................................  33
SECTION 117.  Incorporation by Reference of TIA ..........................  33


                                     ARTICLE TWO

                                     NOTES FORMS
SECTION 201.  Forms Generally ............................................  34
SECTION 202.  Restrictive Legends ........................................  35
SECTION 203.  Form of Face of Note .......................................  37
SECTION 204.  Form of Reverse of Note ....................................  39
SECTION 205.  Form of Trustee's Certificate of Authentication ............  43
SECTION 206.  Form of Transfer Notice for Initial Notes ..................  44

                                    ARTICLE THREE

                                      THE NOTES
SECTION 301.  Title and Terms ............................................  46
SECTION 302.  Denominations ..............................................  47
SECTION 303.  Execution, Authentication, Delivery and Dating .............  47
SECTION 304.  Temporary Notes ............................................  49
SECTION 305.  Registration, Registration of
                Transfer and Exchange ....................................  49
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes ................  51
SECTION 307.  Payment of Interest; Interest Rights Preserved .............  51
SECTION 308.  Persons Deemed Owners ......................................  53
SECTION 309.  Cancellation ...............................................  53
SECTION 310.  Computation of Interest ....................................  53
SECTION 311.  Book-Entry Provisions for Global Notes .....................  53
SECTION 312.  Transfer Provisions ........................................  55
SECTION 313.  Form of Regulation S Certificate ...........................  61
SECTION 314.  Form of Rule 144A Certificate ..............................  63
SECTION 315.  CUSIP Numbers ..............................................  64

                                    ARTICLE FOUR

                             SATISFACTION AND DISCHARGE
SECTION 401.  Satisfaction and Discharge of Indenture ....................  64
SECTION 402.  Application of Trust Money .................................  65

                                   ARTICLE FIVE

                                     REMEDIES
SECTION 501.  Events of Default ..........................................  66
SECTION 502.  Acceleration of Maturity; Rescission
                and Annulment ............................................  68
SECTION 503.  Collection of Debt and Suits for
                Enforcement by Trustee ...................................  69
SECTION 504.  Trustee May File Proofs of Claim ...........................  69
SECTION 505.  Trustee May Enforce Claims Without
                Possession of Notes ......................................  70
SECTION 506.  Application of Money Collected .............................  71
SECTION 507.  Limitation on Suits ........................................  71
SECTION 508.  Unconditional Right of Holders to Receive
                Principal, Premium and Interest ..........................  72
SECTION 509.  Restoration of Rights and Remedies .........................  72
SECTION 510.  Rights and Remedies Cumulative .............................  72
SECTION 511.  Delay or Omission Not Waiver ...............................  72
SECTION 512.  Control by Holders .........................................  73
SECTION 513.  Waiver of Past Defaults ....................................  73
SECTION 514.  Waiver of Stay or Extension Laws ...........................  74
SECTION 515.  Undertaking for Costs ......................................  74


                                        ARTICLE SIX

                                        THE TRUSTEE
SECTION 601.  Certain Duties and Responsibilities ........................  74
SECTION 602.  Notice of Defaults .........................................  75
SECTION 603.  Certain Rights of Trustee ..................................  76
SECTION 604.  Trustee Not Responsible for Recitals or
                Issuance of Notes ........................................  77
SECTION 605.  May Hold Notes .............................................  77
SECTION 606.  Money Held in Trust ........................................  77
SECTION 607.  Compensation and Reimbursement .............................  77
SECTION 608.  Corporate Trustee Required; Eligibility ....................  78
SECTION 609.  Resignation and Removal; Appointment of
                Successor ................................................  79
SECTION 610.  Acceptance of Appointment by Successor .....................  80
SECTION 611.  Merger, Conversion, Consolidation or
                Succession to Business ...................................  81
SECTION 612.  Conflicting Interests ......................................  81
SECTION 613.  Preferential Collection of Claims Against
                Issuers ..................................................  81

                                ARTICLE SEVEN

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 701.  Disclosure of Names and Addresses of Holders ...............  81
SECTION 702.  Reports by Trustee .........................................  82
SECTION 703.  Reports by Company .........................................  82

                                ARTICLE EIGHT

                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
SECTION 801.  Company May Consolidate, Etc., Only on
                Certain Terms ............................................  83
SECTION 802.  Successor Substituted ......................................  84


                                ARTICLE NINE

                         SUPPLEMENTAL INDENTURES
SECTION 901.  Supplemental Indentures Without Consent of
                Holders ..................................................  85
SECTION 902.  Supplemental Indentures with Consent of Holders ............  86
SECTION 903.  Execution of Supplemental Indentures .......................  87
SECTION 904.  Effect of Supplemental Indentures ..........................  87
SECTION 905.  Conformity with Trust Indenture Act ........................  87
SECTION 906.  Reference in Notes to Supplemental Indentures ..............  87
SECTION 907.  Notice of Supplemental Indentures ..........................  88
SECTION 908.  Effect of Consents .........................................  88


                                ARTICLE TEN

                                 COVENANTS
SECTION 1001.  Payment of Principal, Premium, if Any,
                 and Interest ............................................  88
SECTION 1002.  Maintenance of Office or Agency ...........................  88
SECTION 1003.  Money for Note Payments to Be Held in Trust ...............  89
SECTION 1004.  Corporate Existence .......................................  90
SECTION 1005.  Payment of Taxes and Other Claims .........................  91
SECTION 1006.  Maintenance of Properties .................................  91
SECTION 1007.  Insurance .................................................  91
SECTION 1008.  Statement by Officers as to Default .......................  92
SECTION 1009.  Purchase of Notes upon Change of Control ..................  92
SECTION 1010.  Limitation on Debt ........................................  94
SECTION 1011.  Limitation on Liens .......................................  94
SECTION 1012.  Limitation on Restricted Payments..........................  94
SECTION 1013.  Limitation on Dividend and Other Payment Restrictions
                 Affecting Restricted Subsidiaries .......................  97
SECTION 1014.  Limitation on Issuances of Certain Guarantees by,
                 and Debt Securities of, Restricted Subsidiaries .........  98
SECTION 1015.  Limitation on Issuances and Sales of Capital
                 Stock in Restricted Subsidiaries ........................  99
SECTION 1016.  Limitation on Asset Sales.................................. 100
SECTION 1017.  Transactions with Affiliates............................... 103
SECTION 1018.  Waiver of Certain Covenants ............................... 104
SECTION 1019.  Provision of Financial Information......................... 105

                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES
SECTION 1101.  Right of Redemption ....................................... 105
SECTION 1102.  Applicability of Article .................................. 105
SECTION 1103.  Election to Redeem; Notice to Trustee...................... 106
SECTION 1104.  Selection by Trustee of Notes to Be Redeemed............... 106
SECTION 1105.  Notice of Redemption ...................................... 106
SECTION 1106.  Deposit of Redemption Price ............................... 107
SECTION 1107.  Notes Payable on Redemption Date .......................... 107
SECTION 1108.  Notes Redeemed in Part..................................... 108

                                ARTICLE TWELVE

                           [Intentionally omitted]


                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE
SECTION 1301.  Company's Option to Effect Defeasance or
                 Covenant Defeasance ..................................... 109
SECTION 1302.  Defeasance and Discharge .................................. 109
SECTION 1303.  Covenant Defeasance ....................................... 110
SECTION 1304.  Conditions to Defeasance or Covenant
                 Defeasance .............................................. 110
SECTION 1305.  Deposited Money and U.S. Government Obligations
                 to Be Held in Trust; Other Miscellaneous
                 Provisions .............................................. 112
SECTION 1306.  Reinstatement ............................................. 113



TESTIMONIUM .............................................................. 115

SIGNATURES AND SEALS ..................................................... 115

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